                           PURCHASE AND SALE AGREEMENT



                                  by and among



                         SHOREWOOD PACKAGING CORPORATION

                                                   Buyer,



                                       and



      QUEENS GROUP, INC., QUEENS GROUP - WEAVERVILLE, INC., ALLMOND REALTY
          CO., TALMADGE REALTY COMPANY, BELMONT REALTY COMPANY, MOUNT
           HOLLY ENTERPRISES, INC., WEAVERVILLE REALTY COMPANY, LLC.

                                                   Sellers,

                                       and



                             Dated October 30, 1998

                                TABLE OF CONTENTS

                           PURCHASE AND SALE AGREEMENT


SECTION                                                                      PAGE
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
ARTICLE I...................................................................   1

      1.1  Definitions......................................................   1

ARTICLE II..................................................................  18

      2.1  Assets and Shares to be Purchased................................  18

      2.2  Assumed Liabilities..............................................  18

      2.3  Consideration....................................................  19

      2.4  Allocation of Consideration......................................  20

      2.5  Closing..........................................................  20

      2.6  Deliveries at Closing............................................  20

      2.7  Escrow Account...................................................  20

      2.8  Working Capital Holdback.........................................  21

      2.9  Audited Balance Sheet............................................  21

      2.10  Working Capital Adjustment......................................  22

      2.11  Net Indebtedness Adjustment.....................................  25

      2.12  Approved Payment Adjustment.....................................  25

      2.13  Accounts Receivable Adjustment..................................  25

      2.14  Tax Liability Adjustment........................................  27

      2.15  Intentionally Omitted...........................................  28

      2.16  Financial Dispute Resolution Mechanism..........................  28

      2.17  Share Price Adjustment..........................................  29

ARTICLE III.................................................................  29

      3.1  Existence and Power of Sellers...................................  29

      3.2  Approval and Enforceability of Agreement.........................  30

      3.3  Subsidiaries and Other Affiliates................................  30

      3.4  Charter Documents................................................  30

      3.5  Financial Statements.............................................  30

      3.6  Events Subsequent to August 30, 1998.............................  31

      3.7  Inventories......................................................  32

      3.8  Solvency.........................................................  32

      3.9  Undisclosed Liabilities..........................................  32

      3.10  Taxes...........................................................  33

      3.11  Personal Property--Owned........................................  33

      3.12  Real and Personal Property--Leased from Sellers.................  34

      3.13  Real and Personal Property--Leased to Sellers...................  34

      3.14  Intellectual Property...........................................  35

      3.15  Necessary Property and Transfer of Purchased Assets.............  35

      3.16  Use and Condition of Property...................................  36

      3.17  Licenses and Permits............................................  36

      3.18  Contracts--Disclosure...........................................  36

      3.19  Material Contracts--Validity, Etc...............................  38

      3.20  No Breach of Law or Governing Documents.........................  38

      3.21  Litigation and Arbitration......................................  38

      3.22  Officers, Directors, Employees and Consultant...................  39

      3.23  Outside Financial Interests.....................................  39

      3.24  Indebtedness to and from Officers, Directors and Others.........  39


      3.25  Payments, Compensation and Perquisites of Agents and Employees..  40

      3.26  Employee Benefit Plans..........................................  40

      3.27  Terminated Plans................................................  42

      3.28  Overtime, Back Wages, Vacation and Minimum Wages................  43

      3.29  Discrimination, Workers Compensation and Occupational Safety
            and Health .....................................................  43

      3.30  Alien Employment Eligibility....................................  43

      3.31  Labor Disputes; Unfair Labor Practices..........................  43

      3.32  Insurance Policies..............................................  44

      3.33  Guarantees......................................................  44

      3.34  Product Warranties..............................................  44

      3.35  Product Liability Claims........................................  44

      3.36  Product Safety Authorities......................................  44

      3.37  Environmental Matters...........................................  45

      3.38  Broker's Fees...................................................  46

      3.39  Foreign Assets..................................................  46

      3.40  Foreign Operations and Export Control...........................  46

      3.41  Absence of Sensitive Payments...................................  47

      3.42  Truthfulness....................................................  47

      3.43  Bank Accounts of Sellers........................................  47

      3.44 Books and Records................................................  47

      3.45  Permitted Liens.................................................  48

      3.46  Materiality.....................................................  48

ARTICLE IV..................................................................  48

      4.1  Corporate Existence of Buyer.....................................  48

      4.2  Approval of Agreement............................................  48


      4.3  No Breach of Articles............................................  49

      4.4  SEC Filings......................................................  49

      4.5  Solvency.........................................................  49

      4.6  No Breach of Law.................................................  49

      4.7  Litigation and Arbitration.......................................  50

      4.8 SPC Shares........................................................  50

      4.9  Truthfulness.....................................................  50

      4.10  SPC Shares Buy-back.............................................  50

ARTICLE V...................................................................  50

      5.1  Operation of the Business........................................  50

      5.2  Preservation of Business.........................................  52

      5.3  Insurance and Maintenance of Property............................  52

      5.4  Full Access......................................................  52

      5.5  Books, Records and Financial Statements..........................  52

      5.6  Other Government Filings.........................................  52

      5.7  Tax Matters......................................................  53

      5.8  Financial Statements.............................................  54

ARTICLE VI..................................................................  54

      6.1  Change of Name...................................................  54

      6.2  Covenant of Cooperation..........................................  54

      6.3  Covenant of Notification.........................................  54

      6.4  Covenant of Good Faith...........................................  55

      6.5  Employees........................................................  55

      6.6  Retention of Records.............................................  59

      6.7  Environmental Remediation........................................  59


      6.8  Environmental Reports............................................  66

      6.9  Retention Bonuses, etc...........................................  66

      6.10  Olive Trucking..................................................  66

      6.11  Hecht...........................................................  66

      6.12  New Jersey Title................................................  66

ARTICLE VII.................................................................  67

      7.1  Covenant Not to Compete..........................................  67

      7.2  Employees........................................................  68

      7.3  Confidentiality..................................................  69

      7.4  Remedies.........................................................  69

      7.5  Permitted Investments............................................  70

ARTICLE VIII................................................................  70

      8.1  Representations and Warranties of Sellers........................  70

      8.2  Performance of this Agreement....................................  70

      8.3  Certificate of Sellers...........................................  70

      8.4  Opinion of Counsel...............................................  70

      8.5  Escrow Agreements................................................  70

      8.6  Ancillary Agreements.............................................  71

      8.7  No Lawsuits......................................................  71

      8.8  Consents.........................................................  71

      8.9  Releases.........................................................  71

      8.10  Documents.......................................................  71

ARTICLE IX..................................................................  71

      9.1  Representations and Warranties of Buyer..........................  71

      9.2  Performance of this Agreement....................................  72

      9.3  Certificate of Buyer.............................................  72

      9.4  Opinion of Counsel...............................................  72

      9.5  Payment of Purchase Price and Assumption of Liabilities..........  72

      9.6  Ancillary Contracts..............................................  72

      9.7  Consents.........................................................  72

      9.8  No Lawsuits......................................................  72

      9.9  Releases.........................................................  72

ARTICLE X...................................................................  73

      10.1  Survival of Representations and Warranties......................  73

      10.2  Indemnification.................................................  73

      10.3  Limitations on Indemnification..................................  75

      10.4  Set-off Rights..................................................  76

      10.5  Participation in Litigation.....................................  76

      10.6  Claims Procedure................................................  77

      10.7  Limitation on Liability.........................................  77

ARTICLE XI..................................................................  77

      11.1  Appointment; Acceptance.........................................  77

      11.2  Authority.......................................................  77

      11.3  Actions.........................................................  78

      11.4  Effectiveness...................................................  79

ARTICLE XII.................................................................  79

      12.1  Assignment; Binding Agreement...................................  79

      12.2  Termination of Agreement........................................  79

      12.3  Manner and Effect of Termination................................  80

      12.4  Amendments......................................................  81

      12.5  Remedies........................................................  81

      12.6  Entire Agreement and Modification...............................  81

      12.7  Counterparts....................................................  81

      12.8  Headings; Interpretation........................................  81

      12.9  Governing Law...................................................  81

      12.10  Payment of Fees and Expenses...................................  81

      12.11  Notices........................................................  82

                                   DEFINITIONS

Adjusted Purchase Price------------------------------------------------------ 1
Affiliate-------------------------------------------------------------------- 1
Agency Submittals------------------------------------------------- Schedule 6.7
Agreement-------------------------------------------------------------------- 1
Allocation------------------------------------------------------------------ 19
Amended and Restated Lease Agreement----------------------------------------- 1
Ancillary Agreements--------------------------------------------------------- 2
Appraisal------------------------------------------------------------------- 19
Approved Environmental Budget------------------------------------------------ 2
Approved Environmental Compliance Work--------------------------------------- 2
Approved Environmental Investigation Work------------------------------------ 3 Approved Environmental Remediation Work-------------------------------------- 3
Approved Payments----------------------------------------------------------- 51
Approved Remediation Standard------------------------------------------------ 3
AR Adjustment Date---------------------------------------------------------- 25
ARC-------------------------------------------------------------------------- 1
are aware of---------------------------------------------------------------- 80
Assets----------------------------------------------------------------------- 4
Assignment and Assumption Agreement------------------------------------------ 5
Assumed Liabilities---------------------------------------------------------- 5
Assumed Severance Obligations--------------------------------------------- 5, 6
Audited Balance Sheet------------------------------------------------------- 21
Audited Financial Statements------------------------------------------------- 6
becoming aware of----------------------------------------------------------- 80
Berg Survey----------------------------------------------------------------- 66
best knowledge-------------------------------------------------------------- 80
Bill of Sale----------------------------------------------------------------- 6
BRC-------------------------------------------------------------------------- 1
BRC Loan--------------------------------------------------------------------- 6
Business--------------------------------------------------------------------- 6
Business Condition----------------------------------------------------------- 6
Buyer--------------------------------------------------------------------- 1, 6
Buyer Exempt Claims---------------------------------------------------------- 6
Buyer Indemnified Parties--------------------------------------------------- 72
Buyer's 401(k) Plan--------------------------------------------------------- 54
Cafeteria Plans------------------------------------------------------------- 57
Closing---------------------------------------------------------------------- 6
Closing Date----------------------------------------------------------------- 6
Closing Price---------------------------------------------------------------- 7
Closing Price Differential--------------------------------------------------- 7
COBRA------------------------------------------------------------------------ 7
Code------------------------------------------------------------------------- 7
Collective Bargaining Agreements--------------------------------------------- 7
Competitive Products-------------------------------------------------------- 66
Consolidated Indebtedness of the Sellers as of the Interim Balance Sheet Date 7 Continuation Coverage------------------------------------------------------- 41
Continuing Employees-------------------------------------------------------- 57
Contract--------------------------------------------------------------------- 7
Contribution Period--------------------------------------------------------- 55
Controlling Shareholders----------------------------------------------------- 7
Court------------------------------------------------------------------------ 7
Current Assets--------------------------------------------------------------- 7

Current Liabilities----------------------------------------------------------7
Delta------------------------------------------------------------------------8
DIVX-------------------------------------------------------------------------9
Effective Time---------------------------------------------------------------8
Election Date---------------------------------------------------------------28
Employee Plan/Agreement-----------------------------------------------------39
Employee Plans/Agreements---------------------------------------------------39
Employees-------------------------------------------------------------------39
Environmental Conditions-----------------------------------------------------8
Environmental Costs----------------------------------------------------------8
Environmental Dispute-------------------------------------------------------63
Environmental Law------------------------------------------------------------8
Environmental Permits--------------------------------------------------------8
Environmental Procedures-----------------------------------------------------8
Environmental Property-------------------------------------------------------8
Environmental Reports--------------------------------------------------------8
EPA-------------------------------------------------------------------------44
ERISA------------------------------------------------------------------------8
Estimated Tax Liability-----------------------------------------------------26
Estimating Payment Certificate-----------------------------------------------8
Excess----------------------------------------------------------------------22
Excluded Assets--------------------------------------------------------------9
Excluded Automobiles--------------------------------------------------------10
Excluded Liabilities--------------------------------------------------------10
Excluded Queens Entities----------------------------------------------------10
Final Determination---------------------------------------------------------10
Financial Dispute-----------------------------------------------------------27
Financial Statements--------------------------------------------------------10
GAAP------------------------------------------------------------------------11
Government------------------------------------------------------------------11
Hazardous Materials---------------------------------------------------------11
Holdback Escrow Deposit-----------------------------------------------------20
HSR Act---------------------------------------------------------------------11
Income Taxes----------------------------------------------------------------10
Indebtedness----------------------------------------------------------------11
Indemnified Losses----------------------------------------------------------72
Indemnified Party-----------------------------------------------------------75
Indemnifying Party----------------------------------------------------------75
Independent Accountant------------------------------------------------------27
Independent Consultant------------------------------------------------------63
Indianapolis Property-------------------------------------------------------11
Initial Cash Payment--------------------------------------------------------18
Initial Purchase Price------------------------------------------------------18
Initial Working Capital Payment---------------------------------------------20
Intellectual Property-------------------------------------------------------11
Interest Amount-------------------------------------------------------------12
Interest Rate---------------------------------------------------------------12
Interim Balance Sheet-------------------------------------------------------12
Interim Balance Sheet Date--------------------------------------------------12
Interim Balance Sheet Date Accounts-----------------------------------------12
Interim Balance Sheet Date Cash Amount--------------------------------------12
Interim Financial Statements------------------------------------------------12
IRCA------------------------------------------------------------------------42
ISRA---------------------------------------------------------------------4, 51

Kaltman Employment Agreement------------------------------------------------12
knowledge-------------------------------------------------------------------80
known to--------------------------------------------------------------------80
Law-------------------------------------------------------------------------12
Letter of Intent------------------------------------------------------------12
Liabilities-----------------------------------------------------------------12
License Agreement-----------------------------------------------------------12
Lien------------------------------------------------------------------------12
Losses----------------------------------------------------------------------72
Louisville Property---------------------------------------------------------13
Material Adverse Effect-----------------------------------------------------28
Material Contracts----------------------------------------------------------37
MHE--------------------------------------------------------------------------1
multiemployer plan----------------------------------------------------------39
Net Indebtedness------------------------------------------------------------13
New Jersey Escrow and Lease Agreements--------------------------------------13
New Jersey Property---------------------------------------------------------13
NJDEP------------------------------------------------------------------------3
NJDEP Application-----------------------------------------------------------60
Non-Competition Agreements--------------------------------------------------13
Notice of Dispute-----------------------------------------------------------21
Order-----------------------------------------------------------------------13
Ordinary Course-------------------------------------------------------------13
Originally Issued Shares----------------------------------------------------18
Other Party-------------------------------------------------------Schedule 6.7
Parties---------------------------------------------------------------------13
Party-----------------------------------------------------------------------13
Performance Escrow Agent----------------------------------------------------13
Performance Escrow Agreement------------------------------------------------13
Performance Escrow Deposit--------------------------------------------------20
Permitted Liens-------------------------------------------------------------13
Permitted Transferee--------------------------------------------------------13
Person----------------------------------------------------------------------14
Phase II Report--------------------------------------------------------------8
Plan------------------------------------------------------------------------14
Pre-Balance Sheet Medical Claims--------------------------------------------14
Pre-Closing Period----------------------------------------------------------14
Product Liability Claims----------------------------------------------------43
Prohibited Expenses---------------------------------------------------------14
Proprietary Information-----------------------------------------------------68
Purchase Price--------------------------------------------------------------18
Purchased Assets--------------------------------------------------------14, 28
QGI--------------------------------------------------------------------------1
QGWI-------------------------------------------------------------------------1
Q-Pack Registered Marks-----------------------------------------------------14
Real Estate Appraisal-------------------------------------------------------19
Real Property---------------------------------------------------------------14
Registered Intellectual Property--------------------------------------------34
Related Agreements----------------------------------------------------------76
Remediation Agreement-------------------------------------------------------60
Remediation Funding Source--------------------------------------------------60
Remediator--------------------------------------------------------Schedule 6.7
Restricted Period-------------------------------------------------------14, 66
Retained Cash Amount--------------------------------------------------------14

Retention Bonuses-----------------------------------------------------------15
Return----------------------------------------------------------------------15
Returns---------------------------------------------------------------------15
SEC Filings-----------------------------------------------------------------48
Seller-----------------------------------------------------------------------1
Seller Indemnified Parties--------------------------------------------------73
Sellers----------------------------------------------------------------------1
Sellers'Basket--------------------------------------------------------------74
Sellers'Representative------------------------------------------------------76
Separate Covenant-----------------------------------------------------------67
Severance Obligations-------------------------------------------------------15
Share Price Adjustment------------------------------------------------------15
Shortfall-------------------------------------------------------------------23
Sidrow Contract-------------------------------------------------------------15
SPC--------------------------------------------------------------------------1
SPC Shares------------------------------------------------------------------15
Stanley Property------------------------------------------------------------15
Stockholders and Registration Rights Agreement------------------------------15 Tax Liability---------------------------------------------------------------15
Taxes-----------------------------------------------------------------------15
Third Person----------------------------------------------------------------72
Title Defect----------------------------------------------------------------65
Transaction-----------------------------------------------------------------16
TRC--------------------------------------------------------------------------1
triggering event-----------------------------------------------Schedule 6.7(c)
Union 401(k) Plan-----------------------------------------------------------57
Value of the SPC Shares-----------------------------------------------------16
Verebay Employment Agreement------------------------------------------------16
WARN ACT--------------------------------------------------------------------57
WC Balance------------------------------------------------------------------22
WC Overpayment--------------------------------------------------------------23
Weaverville Property--------------------------------------------------------16
Working Capital-------------------------------------------------------------16
Working Capital Escrow Agent------------------------------------------------16
Working Capital Escrow Agreement--------------------------------------------16
Working Capital Holdback----------------------------------------------------16
WRC--------------------------------------------------------------------------1
Year 2000 Compliant---------------------------------------------------------16

                           PURCHASE AND SALE AGREEMENT

            THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made this 30th day of October, 1998, by and among SHOREWOOD PACKAGING CORPORATION, a Delaware corporation ("SPC" or "Buyer") and QUEENS GROUP, INC., a New York corporation ("QGI"), QUEENS GROUP - WEAVERVILLE, INC., a New York corporation ("QGWI"), ALLMOND REALTY CO., a New York general partnership ("ARC"), TALMADGE REALTY COMPANY, a New Jersey general partnership ("TRC"), BELMONT REALTY COMPANY, a New York general partnership ("BRC"), WEAVERVILLE REALTY COMPANY, LLC, a Delaware limited liability company ("WRC") and MOUNT HOLLY ENTERPRISES, INC., a North Carolina corporation ("MHE") (QGI, QGWI, ARC, TRC, BRC, MHE and WRC, each a "Seller" and collectively, the "Sellers.")



                                    RECITALS

A. Buyer desires to purchase from Sellers the Business and to assume the Assumed Liabilities, on the following terms and conditions; and

B. Sellers desire to sell to Buyer the Business and to assign to Buyer the Assumed Liabilities, on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties agree as follows:


                                   ARTICLE I.
                               GENERAL PROVISIONS

     1.1 DEFINITIONS. Certain capitalized terms used in this Agreement have the following meanings:

            "Adjusted Purchase Price" means the Initial Purchase Price following adjustments pursuant to Sections 2.10, 2.11, 2.12, 2.13 and 2.14, if any.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

            "Amended and Restated Lease Agreement" means an agreement between BRC and Buyer (or its designee) in the form attached hereto as Exhibit A.

            "Ancillary Agreements" means the Stockholder and Registration Rights Agreement, the Amended and Restated Lease Agreement, New Jersey Escrow and Lease Agreements, the Verebay Employment Contract, the Kaltman Employment Contract, the Assignment and Assumption Agreements, the Performance Escrow Agreement, the License Agreement, the Non-Compete Agreements and the Working Capital Escrow Agreement, collectively.

            "Approved Environmental Budget" means:

            (a) with respect to the Stanley Property, as to (i) Approved Environmental Compliance Work, $52,000; (ii) Approved Environmental Investigation Work, $15,000; and (iii) Approved Environmental Remediation Work, that amount as shall be agreed to by the Parties after Closing, through good faith negotiations, which estimates the Environmental Costs for conducting the Approved Environmental Remediation Work in order to achieve the Approved Remediation Standard;

            (b) with respect to the New Jersey Property, as to (i) Approved Environmental Compliance Work, $20,000, (ii) Approved Environmental Investigation Work, $45,000; and (iii) as to Approved Environmental Remediation Work, an amount, no greater than the amount of the Remediation Funding Source, as shall be agreed to by the Parties through good faith negotiations as to the cost of effecting the Approved Environmental Remediation Work required by the NJDEP and as may be amended, from time to time by the NJDEP;

            (c) with respect to the Louisville Property, as to (i) Approved Environmental Compliance Work, $ 73,500, (ii) Approved Environmental Investigation Work, $90,000 and (iii) Approved Environmental Remediation Work, that amount as shall be agreed to by the Parties after Closing, through good faith negotiations, which estimates the Environmental Costs for conducting the Approved Environmental Remediation Work in order to achieve the Approved Remediation Standard;

            (d) with respect to the Weaverville Property, as to the Approved Environmental Compliance Work, $23,000;

            (e) with respect to the Indianapolis Property, as to the Approved Environmental Compliance Work, $60,000; and

            (f) with respect to any Environmental Property, such other amount or amounts as may be jointly agreed to by Buyer and Sellers' Representative.

            "Approved Environmental Compliance Work" means (i) all necessary actions to bring the Business into compliance with the Environmental Laws with respect to those matters identified as compliance issues in the Environmental Reports; and (ii) all necessary actions to resolve those matters identified as Finding Nos. 5 (regarding Indianapolis Superfund site) and 6

(regarding asbestos O&M plan) of the Phase I Environmental Assessment Findings set forth in the Phase II Environmental Site Assessment and Compliance Report for the Indianapolis Property and Finding No. 3 (regarding asbestos plan) of the Phase I Environmental Assessment Findings set forth in the Phase II Environmental Site Assessment and Compliance Report for the Louisville Property.

            "Approved Environmental Investigation Work" means any and all investigation, sampling, monitoring and analysis with respect to those matters identified as Phase II Findings in the Environmental Reports, or with respect to the New Jersey Property, such further investigative work as the NJDEP shall identify.

            "Approved Environmental Remediation Work" means any and all cleanup, remediation, abatement, removal, monitoring, or off-site disposal with respect to those matters identified as Phase II Findings in the Environmental Reports, or with respect to the New Jersey Property, those matters identified by the New Jersey Department of Environmental Protection ("NJDEP").

            "Approved Remediation Standard" means, to the extent applicable to industrial or commercial properties:

            (a) With respect to the Indianapolis Property, such investigation, monitoring, remediation and other actions reasonably necessary to satisfy the requirements of the Voluntary Remediation Program of the State of Indiana in order to obtain (to the extent reasonably obtainable) a written certificate of completion or other similar document identifying that, with respect to acts or omissions occurring prior to the Interim Balance Sheet Date, no further investigation, monitoring, remediation or other action is needed, provided, however, Sellers shall not place, or agree to place, any restriction upon the Indianapolis Property which will unreasonably effect Buyer's use and enjoyment of the property or the Business, unless a notice of termination has been given under the Amended and Restated Lease Agreement to the Buyer or Buyer has ceased to occupy substantially all of the property leased to it under the Amended and Restated Lease Agreement.

            (b) With respect to the Louisville and Stanley Properties, such investigation, monitoring, remediation or other action as may be reasonably necessary to obtain (to the extent reasonably obtainable) from the applicable state governmental environmental agency a written certificate or letter identifying that with respect to acts or omissions occuring prior to the Interim Balance Sheet Date, no further investigation, monitoring, remediation or other action is needed, or if the state governmental environmental agency does not have authority to issue such a letter or certificate, then to the then current cleanup standards for commercial property published by the applicable state governmental environmental agency, and if none, then to a cleanup standard agreed to by the Parties through good faith negotiations.

            (c) With respect to the New Jersey Property, such investigation, monitoring, remediation or other action reasonably necessary to fulfill all obligations for remediation under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq. ("ISRA"), with respect to acts or omissions occuring prior to the Interim Balance Sheet Date and to secure a no further action letter without conditions (except for such standard conditions as may generally be imposed by the NJDEP) from the NJDEP.

            "Assets" means all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned or used by Sellers in connection with the Business. Without limiting the generality of the foregoing, the Assets include the following items:

            (a) all assets reflected and/or described on the Interim Balance Sheet, except any such assets which have been disposed of in the Ordinary Course of the Business since the Interim Balance Sheet Date or otherwise as permitted pursuant to Section 5.1(d);

            (b) all assets owned or used by Sellers in connection with the Business which have been fully depreciated or written off;

            (c) all assets acquired by Sellers in connection with the Business since the Interim Balance Sheet Date;

            (d) all accounts receivable of Sellers in connection with the Business;

            (e) all inventories of Sellers in connection with the Business, including but not limited to all raw materials, finished goods and work in process;

            (f) all Contracts of Sellers with suppliers or customers in connection with the Business;

            (g) all machinery, equipment, spare parts, supplies (including blankets) and tools of Sellers used in connection with the Business;

            (h)   all vehicles of Sellers used in connection with the Business;

            (i) title to or leasehold interests in or an option to buy at nominal value, as the case may be, all parcels of real property of Sellers used in connection with the Business, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto;

            (j) all permits, approvals, licenses and certifications issued to Sellers by a Government or by a private testing or certifying authority in connection with the Business, to the extent assignable under the terms thereof and applicable Law;

            (k) all Intellectual Property, and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as Sellers could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

            (l)   on account of the infringement, misuse, or theft thereof;

            (m) all records, including business, computer, engineering, and other records, and all associated documents, discs, tapes, and other storage or recordkeeping media of Sellers prepared or held in connection with the Business, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records, and other data and information of the Business;

            (n)   all rights and claims against others under Contracts;

            (o) all rights in all applicable jurisdictions and countries to the use of the name "Queens Group" and all related names whether used in combination with other words or not, and all goodwill associated therewith and with the Business;

            (p) all other claims against others, rights, and chooses in action, liquidated or unliquidated, of Sellers arising from the Business including those arising under insurance policies; and

            (q)   the Cafeteria Plans.

            "Assignment and Assumption Agreement" means the form of instrument attached hereto as Exhibit B.

            "Assumed Liabilities" means (i) the Assumed Severance Obligations,
(ii) the Liabilities of Sellers, to the extent the Liabilities relate to or were incurred in connection with the Business or the Purchased Assets and to the extent they are not Excluded Liabilities, (iii) all Liabilities of Sellers taken into account in computing any adjustment to the Purchase Price pursuant to Sections 2.10, 2.11, 2.12 and 2.13(b), (iv) all Liabilities relating to or arising out of the operations of the Business from and after the Interim Balance Sheet Date and not incurred in violation of the terms hereof, (v) the Cafeteria Plans (vi) the Liabilities referred to in Section 6.5(c) relating to COBRA, and
(vii) any other Liabilities expressly assumed by Buyer hereunder.

            "Assumed Severance Obligations" means the Severance Obligations, up to a maximum amount, per Employee, equal to the lesser of one week's pay for each year in the employ of any Seller or any predecessor in interest of any Seller or twenty six
(26) weeks pay based upon the Employee's base salary in effect on the date of termination of such Employee's employment with Sellers or Buyer, as the case may be (or with respect to Employees covered by effective employment agreements which have been assumed by Buyer, up to the amounts provided for in the case of termination under the relevant provisions of such agreements). For purposes of clarity, it is understood that the term "Assumed Severance Obligations" does not include, and specifically excludes, (i) Retention Bonuses, to whomever payable and (ii) Severance Obligations payable to any of the Controlling Shareholders.

            "Audited Financial Statements" means the audited combined balance sheets of Sellers and the Excluded Queens Entities for each of the years ending December 28, 1997 and December 29, 1996, together with the related statements of operations (earnings) and cash flows for each of the periods then ended, all presented in accordance with GAAP, and accompanied by an unqualified report of Sellers' independent auditors, Goldstein Golub Kessler & Company, L.L.P.

            "Bill of Sale" means the form of instrument attached hereto as Exhibit C.

            "BRC Loan" means that certain loan in the original principal amount of $1,200,000 made by Mellon Bank, N.A., to BRC on May 28, 1998.

            "Business" means the collective business and operations of Sellers generally conducted under the tradenames Queens Group, Inc., Queens Group - Weaverville, Inc., Allmond Realty Co., Talmadge Realty Company, Belmont Realty Co., Weaverville Realty Company, L.L.C and Mount Holly Enterprises, Inc. as reflected in the Financial Statements.

            "Business Condition" of a Person or business means the business, assets, results of operations, condition (financial or otherwise) and prospects of such Person or business.

            "Buyer" has the meaning set forth in the Preamble (or any Affiliate of Buyer to whom this Agreement is assigned pursuant to Section 12.1(a) hereof).

            "Buyer Exempt Claims" means:

            (i) Financial Disputes and claims for Purchase Price adjustments under Article II;

            (ii)  claims of fraud;

            (iii) claims under Section 10.2(a)(ii) and Section 10.2(a)(iii); and

            (iv) claims for breach of any of the representations and warranties contained in Sections 3.1 and 3.2 of Article III but only to the extent that such breach affects the overall validity of this Agreement or the Transaction.

            "Closing" means the consummation of the Transaction.

            "Closing Date" means the later of (a) October 30, 1998 or such other date as the Parties may agree, or (b) as soon as practicable after the termination of the applicable waiting period under the HSR Act, or, if the other conditions to Closing are not by then satisfied, on such date within ten (10) business days following satisfaction of such conditions (other than conditions to be satisfied at Closing according to the terms hereof) that Buyer or Sellers' Representative shall designate in a written notice given to the other at least three (3) business days prior to the scheduled Closing Date, but in no event shall the Closing Date occur later then December 31, 1998, except as expressly provided in Section 12.2(b) below.

            "Closing Price" means, with respect to the Closing Date or any relevant Election Date, as the case may be, a value per SPC Share equal to the average closing price per SPC Share during the ten (10) trading days immediately preceding the Closing Date or such Election Date.

            "Closing Price Differential" means the amount, if any, by which the Closing Price on the Closing Date is less than $15 (up to a maximum amount of $3).

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "Code" means the Internal Revenue Code of 1986, as from time to time amended.

            "Collective Bargaining Agreements" means the Agreements listed on
Part IV of Schedule 3.18.

            "Consolidated Indebtedness of the Sellers as of the Interim Balance Sheet Date" means the consolidated Indebtedness of the Sellers as of the Interim Balance Sheet Date (exclusive of Indebtedness under the BRC Loan), as initially derived from the Interim Balance Sheet and reflected in the Estimated Payment Certificate, subject to adjustment after the Closing pursuant to Sections 2.9 and 2.11.

            "Contract" means any contract, agreement, lease, license, indenture, evidence of indebtedness, binding commitment or instrument, purchase order, written or oral, entered into or made by or on behalf of any Seller in connection with the Business, or to which any Seller is a party or by which it or its property is bound.

            "Controlling Shareholders" means Leonard Hecht, Leonard Verebay, Eric Kaltman, Gerald Sanders and Arlene Sanders.

            "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

            "Current Assets" means all items which, in accordance with GAAP, would be classified as current assets.

            "Current Liabilities" means all items which, in accordance with GAAP, would be classified as current liabilities.

            "Effective Time" means the effective time of the Closing, which, notwithstanding anything to the contrary contained herein and irrespective of when the Closing occurs, shall be deemed to be for all purposes, 12:00 p.m., Midnight, August 30, 1998.

            "Environmental Conditions" means only the conditions, hazards, pollution, or contamination from Hazardous Materials identified in the Environmental Reports as requiring remediation in order to bring the property into compliance with applicable Environmental Laws and attributable to acts or omissions occurring prior to the Interim Balance Sheet Date.

            "Environmental Costs" means all reasonable, customary and documented costs and expenses (including reasonable attorneys', consultant and engineering fees and Government fines and penalties), but excluding internal corporate overhead, paid or incurred in connection with the Approved Environmental Remediation Work, Approved Environmental Investigation Work and the Approved Environmental Compliance Work.

            "Environmental Law" means any current, past or future Law relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign Law, and the common law, including the law of nuisance and strict liability.

            "Environmental Permits" means all permits, registrations, approvals and licenses, and all filings with and submissions to any Government or other authority, required by any Environmental Law.

            "Environmental Property" means all assets and property currently or previously owned, leased, operated or used in connection with the Business.

            "Environmental Procedures" means the procedures set forth on
Schedule 6.7.

            "Environmental Reports" means the Phase II Environmental Site Assessment and Compliance Reports (the "Phase II Report"), with respect to the Real Property dated October 1998 prepared by Delta Environmental Consultants, Inc. ("Delta"), and the Phase I Environmental Site Assessment and Compliance Audit Reports prepared by Delta.

            "ERISA" means the Employee Retirement Security Act of 1974, as amended.

            "Estimated Payment Certificate" means a certificate from the President and the Chief Financial Officer of QGI dated the Closing Date and deliverable to Buyer at Closing estimating the amount of the Approved Payments made by Sellers during the Pre-Closing Period as well as the Consolidated Indebtedness of Sellers as of the Interim Balance Sheet Date, the

Interim Balance Sheet Date Cash Amount, the Retained Cash Amount and the amount of the Net Indebtedness, and which shall include a reasonably detailed description of each calculation.

            "Excluded Assets" means the following items:

            (i)    the Retained Cash Amount;

            (ii) an amount of cash equal to the Tax Liability, as finally determined pursuant to Section 2.14;

            (iii)  the Excluded Automobiles;

            (iv) the assets and businesses of the Excluded Queens Entities and Oliver Trucking Corp. and any other Affiliate of any Seller (which is not itself a Seller hereunder);

            (v) the agreement between QGI and Pictorial Offset Corporation dated March 6, 1998 and the agreements listed on Schedule 3.12, including any payments made under any of them from and after the Interim Balance Sheet Date;

            (vi)   the names of the Sellers other than QGI and QGWI;

            (vii) the mortgage on the residence of Stanton Bryan described in the second paragraph of Schedule 3.24 and all rights resulting from or arising out of that statement of Judgment entered September 18, 1998, in the Supreme Court of NY County, Index No. 603298/98;

            (viii) the Q Pack patent and associated Intellectual Property rights, including the Q-Pack Registered Marks (including any licenses of any such patent or other rights to Digital Video Express L.P. ("DIVX"), a Delaware limited partnership, or any Affiliate thereof), including all licensing and royalty fees derived therefrom from and after the Interim Balance Sheet Date (but exclusive of printing and packaging revenues);

            (ix) any prepayments or accruals with respect of Liabilities which are not Assumed Liabilities hereunder;

            (x) any promissory notes or receivables relating to any loans or advances set forth on Schedule 3.24;

            (xi) any amounts paid or payable under health insurance policies or other insurance or fidelity policies or bonds relating to
                   (y) acts or omissions occurring prior to the Interim Balance Sheet Date or (z) Liabilities of Sellers which are not Assumed Liabilities hereunder;

            (xii) the bank accounts of Sellers other than QGI and QGWI and Account Number 777565404 at Chase Manhattan Bank;

            (xiii) the fee interest in the Indianapolis Property; and

            (xiv)  the Union 401(k).

            "Excluded Automobiles" shall mean the automobiles listed on Schedule
1.2 hereto.

            "Excluded Liabilities" means:

            (i) all Liabilities of Sellers relating to federal, state or local income taxes ("Income Taxes"), Retention Bonuses, Severance Obligations (to the extent that they do not constitute Assumed Severance Obligations);

            (ii)   all Liabilities arising under the Contracts listed on
                   Schedule 1.3 hereof;

            (iii)  all Liabilities to the extent relating to the Excluded
                   Assets;

            (iv) all Liabilities of the Sellers arising after the Closing Date (other than Assumed Severance Obligations and other Assumed Liabilities);

            (v) all audit, accounting, legal, environmental and other professional fees and expenses incurred by any Seller or Controlling Shareholder in connection with the execution of this Agreement and the consummation of the Transaction contemplated hereby and the preparation of the financial statements described on Schedule 5.8;

            (vi) all Liabilities owed by QGI to any of the Sellers other than QGI and QGWI representing the transfer of cash balances in excess of the Retained Cash Amount from such Sellers to QGI;

            (vii) up to approximately $50,000 of amounts owed by Sellers to MCI/Worldcom in respect of periods prior to the Interim Balance Sheet and arising under certain disputed invoices to Sellers therefrom; and

            (viii) all Liabilities of BRC and the Excluded Queens Entities other than Liabilities reflected in the Interim Balance Sheet.

            "Excluded Queens Entities" means Barwood Associates, Barnett Leasing Company and Talmadge Leasing Company.

            "Final Determination" means either a mutual agreement of Buyer and Sellers' Representative or a binding arbitration (if the disputants agree to submit to arbitration whether pursuant to this Agreement or otherwise), or a final order, decree, or judgment of a Court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been taken).

            "Financial Statements" means the Audited Financial Statements and the Interim Financial Statements.

            "GAAP" means generally accepted accounting principles, as in effect on the Interim Balance Sheet Date.

            "Government" means the United States of America, any other nation or sovereign state, the European Union, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

            "Hazardous Materials" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or solid wastes or other hazardous materials, including without limitation those defined in any Environmental Law.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Indebtedness" means, without duplication, the sum of (a) all obligations of the Sellers for borrowed money or evidenced by promissory notes,
(b) the principal portion of all obligations of the Sellers under capital leases, (c) all commercial letters of credit and the maximum or face amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of any of the Sellers, including, without duplication, all unreimbursed draws thereunder, (d) all guaranty obligations of the Sellers with respect to Indebtedness of another Person (except indebtedness of Barwood Associates or other Affiliates of Sellers which guaranteed Indebtedness shall not be among the Assumed Liabilities), (e) all Indebtedness of another Person secured by a Lien on any property of the Sellers, whether or not such Indebtedness has been assumed by any of the Sellers, (f) all Indebtedness of any partnership or unincorporated joint venture to the extent any Seller is legally obligated or has a reasonable exception of being liable with respect thereto, net of any assets of such partnership or joint venture and
(g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for Tax purposes but is classified as an operating lease under GAAP. For purposes of clarity, it is understood that the Indebtedness of Sellers shall be calculated on a combined basis, after provision for inter-company eliminations.

            "Indianapolis Property" means that real property, buildings, fixtures, improvements and appurtenances thereto located at 620 South Belmont Avenue, Indianapolis, Indiana.

            "Intellectual Property" means all of the following (in whatever form or medium) which are owned by or licensed to Sellers for use in the Business: patents, trademarks, service marks, trade names, corporate names, copyrights, and copyrighted works; registrations thereof and applications therefor; trade secrets, software (whether in source code or object code), firmware, mask works, programs, inventions, discoveries, proprietary processes, and items of proprietary know-how, information or data; proprietary prospect lists, customer lists, projections, analyses, and market studies; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing.

            "Interest Amount" means interest at a rate equal to the Interest Rate on the sum of the Initial Cash Payment plus the Performance Escrow Deposit plus the Holdback Escrow Deposit (if any) computed from the Interim Balance Sheet Date through and including the Closing Date.

            "Interest Rate" means interest at an annual rate equal to 4.69%, compounded monthly.

            "Interim Balance Sheet" means the unaudited balance sheet included in the Interim Financial Statements.

            "Interim Balance Sheet Date" means August 30, 1998.

            "Interim Balance Sheet Date Accounts" means the accounts and notes receivable of Sellers outstanding at or relating to the periods prior to the Interim Balance Sheet Date.

            "Interim Balance Sheet Date Cash Amount" means the aggregate amount of cash, cash equivalents and marketable securities of Sellers on hand as at the Interim Balance Sheet Date, as initially derived from the Interim Balance Sheet and reflected in the Estimated Payment Certificate, subject to adjustment after the Closing pursuant to Sections 2.9 and 2.11.

            "Interim Financial Statements" means the unaudited combined balance sheet of Sellers as at the close of the eight month interim period ending on August 30, 1998, together with the related statement of operations and cash flows for such period as well as the corresponding eight month interim period ending August 31, 1997, all presented in accordance with GAAP.

            "Kaltman Employment Agreement" means an agreement in the form attached hereto as Exhibit D.

            "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order, or injunction of any Government, quasi-governmental authority, or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

            "Letter of Intent" means that certain Letter of Intent dated August 18, 1998 between SPC and Sellers and Controlling Shareholders in respect of the Transaction.

            "Liabilities" means liabilities and/or obligations, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent or otherwise, whether or not required to be reflected on the financial statements of a business.

            "License Agreement" means an agreement in the form attached hereto as Exhibit E.

            "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, restrictive covenant, condition, easement, agreement, pledge, hypothecation, charge, restriction, or other encumbrance of every kind and nature.

            "Louisville Property" means that Real Property located at 4501 Allmond Avenue, Louisville, Kentucky.

            "New Jersey Escrow and Lease Agreements" means the agreements between TRC and Buyer (or its designee) in the forms attached hereto as Exhibit F.

            "New Jersey Property" means that Real Property located at 180 Talmadge Road, Edison, New Jersey.

            "Net Indebtedness" shall mean (i) the Consolidated Indebtedness of Sellers as of the Interim Balance Sheet Date minus (ii) the Interim Balance Sheet Date Cash Amount plus (iii) the Retained Cash Amount, as initially reflected in the Estimated Payment Certificate, subject to adjustment after the Closing pursuant to Sections 2.9 and 2.11.

            "Non-Competition Agreements" means non-compete agreements, in the form attached hereto as Exhibit G, to be executed by each of the Controlling Shareholders.

            "Order" means an order, judgment, writ, injunction, award or decree of any Court or Government.

            "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations engaged in by such Business consistent with past practices, and specifically does not include activity (i) involving the purchase or sale of such business or of any product line or business unit or
(ii) involving material modification or adoption of any Plan.

            "Party" means Buyer or any Seller, and "Parties" means Buyer and all Sellers.

            "Performance Escrow Agent" means the escrow agent under the Performance Escrow Agreement.

            "Performance Escrow Agreement" means the form of agreement attached hereto as Exhibit H.

            "Permitted Liens" means: (i) liens, claims or encumbrances imposed by law, such as carriers', warehousemen's, materialmen's liens, not material in amount and that will not materially interfere with the operation of the Business; (ii) liens for real property taxes not yet due and payable and liens for real property taxes the payment of which is being contested in good faith or the time for doing so has not yet expired, provided that adequate reserves have been established therefor on the books and records of Sellers; (iii) as to real property, survey exceptions, easements or reservations of, or rights of others for, rights of way, highway and railroad crossings, sewers, electric lines, telegraph and telephone lines; and (iv) Liens, Liabilities or encumbrances that are security for (and that can be discharged and satisfied by the payment of) Assumed Liabilities and other Liens listed on Schedule 3.45.

            "Permitted Transferee" means any transferee of Originally Issued Shares pursuant to the provisions of Section 2.2 of the Stockholder and Registration Rights Agreement.

            "Person" means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.

            "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits; or (c) any employment, consulting, engagement or retainer agreement or arrangement.

            "Pre-Balance Sheet Medical Claims" means medical claims submitted by Employees under Sellers' self-insured medical plan in respect of expenses incurred prior to the Interim Balance Sheet Date.

            "Pre-Closing Period" means the period commencing at the close of business on the Interim Balance Sheet Date and ending on the Closing Date.

            "Prohibited Expenses" means the costs or expenses described on
Schedule 5.1 (l) to the extent paid by Sellers during the Pre-Closing Period.

            "Purchased Assets" means all of the Assets other than the Excluded Assets.

            "Q-Pack Registered Marks" means the U.S. trademark registration no. 1,918,817 and 1,962,227 and U.S. Servicemark registration no. 1,299,956 and all statutory and common law rights in respect of the trademarks and servicemarks evidenced thereby.

            "Real Property" means each parcel of real property included in the Purchased Assets, including without limitation all buildings, plants, warehouses, facilities and other improvements and fixtures thereon and appurtenances thereto.

            "Restricted Period" means the period commencing on the Closing Date and ending on the second anniversary thereof or such earlier date as of which the provisions of

Article II of the Stockholder and Registration Rights Agreement shall have been terminated in accordance with the provisions of the Stockholder and Registration Rights Agreement.

            "Retained Cash Amount" means any cash, cash equivalents and marketable securities held by Sellers other than QGI and QGWI as at the Closing Date (which shall in no event exceed $150,000), as initially estimated in the Estimated Payment Certificate, subject to adjustment after the Closing pursuant to Sections 2.9 and 2.11.

            "Retention Bonuses" means any retention or incentive bonus, parachute payment or other special bonus or compensation payable solely as a result of or in connection with a change of control of the Sellers or a sale of all or a substantial part of the Business.

            "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by Sellers in connection with the Business, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

            "Severance Obligations" means such severance costs and obligations which under Sellers' severance policies will become payable to (i) any Employee who is not offered employment by Buyer and who is terminated by Sellers within ten (10) business days after the Closing and (ii) any Employee who is offered and accepts employment with Buyer, but who is terminated by Buyer within sixty
(60) days after the Closing.

            "Share Price Adjustment" means the number of Originally Issued Shares held by the Stockholders (as defined in the Stockholders and Registration Rights Agreement) and their Permitted Transferees on the Election Date multiplied by the Closing Price Differential or the amount by which the Closing Price on the Election Date is less than $15, whichever is less. Appropriate adjustments shall be made to said calculation to the extent necessary to reflect any intervening changes in the SPC Shares by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, reorganization or similar event.

            "Sidrow Contract" means that certain agreement between QGI and Michael Sidrow dated August 1, 1998.

            "SPC Shares" means shares of SPC's common stock, par value $.01 per share.

            "Stanley Property" means that Real Property located at 1101 South Highway 27, Stanley, North Carolina.

            "Stockholders and Registration Rights Agreement" means an agreement in the form attached hereto as Exhibit I.

            "Tax Liability" means 43.75% of Sellers' combined taxable income (net of losses, if any) during the Pre-Closing Period.

            "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, profits, windfall profit, employment (including Social Security, state pension plans, and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax, and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

            "Transaction" means the transactions contemplated by this Agreement and the Ancillary Agreements, collectively.

            "Value of the SPC Shares" means the number of SPC Shares issued to Sellers at Closing, determined in accordance with Section 2.3(c), multiplied by the greater of the Closing Price and $15.

            "Verebay Employment Agreement" means an agreement in the form attached hereto as Exhibit J.

            "Weaverville Property" means that Real Property located at 90 Monticello Road, Weaverville, North Carolina.

            "Working Capital" means (i) the combined Current Assets of Sellers exclusive of (x) cash, cash equivalents and marketable securities, and (y) promissory notes from, and advances to, Employees listed on Schedule 3.24 and, without duplication of amounts otherwise excluded from Working Capital, other Current Assets of Sellers (other than cash, cash equivalents and marketable securities) which are Excluded Assets hereunder and (z) 50% of the aggregate value of finished goods and work in process not subject to valid purchase orders (other than 12" blanks) and raw materials in excess of six months old minus (ii) the combined Current Liabilities of the Business (modified to include employee severance obligations assumed by Buyer arising on account of Employees terminated prior to the Interim Balance Sheet Date, whether payable within one year or over a longer period) exclusive of (x) current maturities of Indebtedness and (y) any other reserves or accruals in respect of Liabilities of Sellers which are Excluded Liabilities hereunder.

            "Working Capital Escrow Agent" means the escrow agent under the Working Capital Escrow Agreement.

            "Working Capital Escrow Agreement" means the form of agreement attached hereto as Exhibit K.

            "Working Capital Holdback" means the amount by which Working Capital as shown on the Interim Balance Sheet is less or more (as the case may be) than six million dollars ($6,000,000).

            "Year 2000 Compliant" shall mean with respect to any software, hardware and other applicable equipment with imbedded software that such product will (i) be able to accurately process date/time data (including, but not limited to, calculating, computing, comparing and sequencing) from, into, within and between the 20th and 21st centuries, including the years 1999 and 2000 and leap year calculations, and will create, store and generate output data related to these dates without errors or omissions; and/or (ii) will continue in all material respects to be fully functional and will operate according to its specifications, without error or interruption and without special material modification or repair, notwithstanding the occurrence of dates within and between the 20th and 21st centuries, including the years 1999 and 2000, and generally, with respect to the Business shall mean that in the time before, during and after January 1, 2000.


                                   ARTICLE II.
                      PURCHASE AND SALE OF PURCHASED ASSETS

      2.1 ASSETS AND SHARES TO BE PURCHASED. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Sellers shall sell to Buyer, free and clear of all Liens except Permitted Liens, all right, title and interest of Company Sellers in and to all of the Purchased Assets.

      2.2 ASSUMED LIABILITIES.

            (a) Subject to the terms and conditions hereof, (i) on the Closing Date, Buyer shall assume, pay and discharge all outstanding Indebtedness of Sellers reflected on the Interim Balance Sheet or incurred during the Pre-Closing Period in compliance with the terms hereof (other than Indebtedness outstanding under the BRC Mortgage Loan) or otherwise obtain from the relevant lenders full and complete releases of Sellers from such liabilities and or undertakings from the relevant lenders to deliver such releases within a reasonable period of time follow receipt of payment from Buyer (ii) on the Closing Date and as of the Effective Time, Sellers shall assign and transfer to Buyer and Buyer agrees to assume all of the other Assumed Liabilities.

            (b) Notwithstanding the foregoing, if any required consent to assignment or transfer of any obligation or instrument set forth in Part I of Schedule 3.19 has not been obtained at or prior to the Closing, then, at Buyer's election and in its sole discretion, and subject to Buyer's right to require strict compliance with Section 8.8 hereof, such obligation or instrument shall not be assigned or transferred, but Buyer shall act as agent for each Seller in order to obtain for Buyer (at Buyer's expense) the benefits under such obligation or instrument.

            (c) Except for Assumed Liabilities, neither Buyer nor any Affiliate of Buyer assumes or agrees to become liable for or successor to any liabilities or obligations of Seller whatsoever, liquidated or unliquidated, known or unknown, contingent or otherwise, whether of any Seller, any Affiliate of any Seller, any predecessor thereof, or any other Person, or of the Business. No other statement in or provision of this Agreement and no other statement, written or oral, action, or failure to act includes or constitutes any such assumption or agreement, and any statement to the contrary by any Person is unauthorized and hereby disclaimed. Except as expressly provided in this Section 2.2, without limiting the generality of the foregoing, neither Buyer nor any Affiliate of Buyer assumes or agrees to become liable for any of Sellers' or Controlling Shareholders liabilities relating to Income Taxes.

      2.3 CONSIDERATION. The purchase price to be paid by Buyer for the Business (the "Purchase Price") shall be the aggregate of (a) the Adjusted Purchase Price plus (b) the Contingent Payment, if any plus (c) the Share Price Adjustment, if any. The portion of the Purchase Price payable at Closing (the "Initial Purchase Price") consists of the items described in clauses (a), (b) and (c) below, subject to adjustment after the Closing pursuant to Sections 2.10, 2.11, 2.12, 2.13, 2.14.and 2.17:

            (a) cash in an amount equal to (x) One Hundred Twenty Nine Million Five Hundred Thousand Dollars ($129,500,000) plus the Initial Working Capital Payment, if applicable, minus the sum of (i) the Performance Escrow Deposit, (ii) the amount of the Net Indebtedness, as reflected in the Estimated Payment Certificate, provided that if such amount is less than zero, the Initial Cash Payment shall be increased by the amount by which Net Indebtedness is less than zero, (iii) the Value of the SPC Shares, (iv) an amount equal to the book value of the Excluded Automobiles as of the Interim Balance Sheet Date, as reflected on the books and records of Sellers as of such date,
                  (v) the Working Capital Holdback (if the amount of Working Capital derived from the Interim Balance Sheet is less than six million dollars ($6,000,000)), (vi) an amount equal to one half (1/2) of the cost of the Real Estate Appraisal and (vii) an amount equal to the amount by which the Approved Payments made by Sellers during the Pre-Closing Period, as initially reflected on the Estimated Payment Certificate, exceeds the amount accrued therefor on the Interim Balance Sheet (the net cash amount under this sub-clause (x), the "Initial Cash Payment") plus (y) an amount equal to the Interest Amount;

            (b) the assumption of the Assumed Liabilities, including all Indebtedness outstanding as of the Closing Date; and

            (c) one million SPC Shares (the "Originally Issued Shares"); provided, however, if the Closing Price is less than $12, the amount of the Initial Cash Payment payable to the Sellers shall be increased by the amount by which $12 exceeds the Closing Price multiplied by one million; and provided further, however, if the Closing Price is more than $18, the number of SPC Shares issued to the Sellers shall be reduced to that number of SPC Shares which is equal to eighteen million divided by the Closing Price.

            The Sellers hereby collectively and irrevocably direct that the Purchase Price be paid to or as directed by the Sellers' Representative. Each of the Sellers hereby acknowledges that Buyer may rely without qualification on the directions of the Sellers' Representative, and that neither Buyer nor any of its Affiliates shall have any liability, or duty to inquire of, any Seller or Controlling Shareholder or third party with respect to such direction or with respect to any action taken by it pursuant thereto.

      2.4 ALLOCATION OF CONSIDERATION. The Parties have heretofore undertaken to cause an appraisal to be made of the Real Estate, which appraisal is expected to be completed on or prior to the Closing (the "Real Estate Appraisal"). Buyer and Sellers shall each bear one-half (1/2) of the costs of the Real Estate Appraisal (Sellers' share thereof to be deducted from the cash payable at Closing in determining the Initial Cash Payment, as set forth above). Buyer has heretofore undertaken, at its sole cost and expense, to cause an appraisal to be made of the Purchased Assets other than the Real Estate by an appraiser reasonably acceptable to Sellers' Representative (such appraisal, together with the Real Estate Appraisal, to be referred to as the "Appraisal"). The Sellers and Buyer hereby agree to, and shall, allocate the Purchase Price among the Purchased Assets and the Assumed Liabilities as set forth on Schedule 2.4 and in accordance with the values set forth in the Real Estate Appraisal (as to the Purchased Assets constituting Real Estate) and as set forth in the Appraisal (as to the other Purchased Assets) (the "Allocation"). For Income Tax purposes, the Parties shall report such Allocation in a consistent manner and shall take no position contrary thereto (except to the extent required by a Final Determination of a Court or the Internal Revenue Service).

      2.5 CLOSING. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Bryan Cave LLP, 245 Park Avenue, New York, NY 10167. The Closing is intended to occur with economic effect as of the Effective Time (but with Income Tax effect as of the Closing Date).

      2.6 DELIVERIES AT CLOSING.

            (a) At Closing, subject to the conditions to Sellers' obligations in Article IX, each Seller shall execute and deliver or cause to be delivered the documents identified in Article VIII to be executed and delivered by such Seller.

            (b) At Closing, subject to the conditions to Buyer's obligations in Article VIII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article IX and stock certificates representing the Originally Issued Shares and (b) transfer by wire transfer the Initial Cash Payment plus the Interest Amount (to an account designated by Sellers not less than two business days before the Closing Date), (c) transfer by wire to an account designated in the Performance Escrow Agreement, the Performance Escrow Deposit, and (d) if the amount by which the Working Capital as shown on the Interim Balance Sheet is greater than six million dollars ($6,000,000), transfer by wire to an account designated in the Working Capital Escrow Agreement, the Holdback Escrow Deposit.

      2.7 ESCROW ACCOUNT. At and in connection with the Closing, Buyer, the Sellers' Representative and the Performance Escrow Agent shall execute the Performance Escrow Agreement, pursuant to which the Purchase Price payable to Sellers may be adjusted as provided in Article X and Sections 2.10, 2.11, 2.12, 2.13, 2.14, 6.7 and 6.12 hereof.
Pursuant to the Performance Escrow Agreement, on the Closing Date, Buyer shall deposit with the Performance Escrow Agent in an interest bearing account the sum of Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000) (the "Performance Escrow Deposit"), to secure the performance of, and except as expressly provided herein, to constitute the sole source of, the Sellers' obligations hereunder. The Performance Escrow Deposit shall also be available to fund Environmental Costs incurred by Buyer or Sellers pursuant to Section 6.7 and the costs of curing the Title Defect pursuant to Section 6.12. One third (1/3) of the Performance Escrow Deposit, to the extent no claim has been made against it by Buyer pursuant to Article X or Section 2.10, 2.11, 2.12, 2.13,
2.14 or 6.7 or 6.12 (or by Sellers' Representative pursuant to Section 6.7(e)), will be released to the Sellers nine (9) months after the Closing, one third (1/3) of the balance, to the extent no claim has been made against it by Buyer pursuant to Article X or Section 2.10, 2.11, 2.12, 2.13, 2.14, 6.7 or 6.12 (or
by Sellers' Representative pursuant to Section 6.7(e)), shall be released to the Sellers one year after the Closing and the entire balance of the Performance Escrow Deposit then remaining, to the extent no claim has been made against it by Buyer pursuant to Article X or Section 2.10, 2.11, 2.12 , 2.13, 2.14 or 6.7 (or by Sellers' Representative pursuant to Section 6.7(e)) is then pending, shall be released to the Sellers two (2) years after the Closing, all as more particularly described and set forth in the Performance Escrow Agreement.

      2.8 WORKING CAPITAL HOLDBACK. At the Closing, (i) if the amount of Working Capital derived from the Interim Balance Sheet is greater than six million dollars ($6,000,000), Buyer shall deposit with the Working Capital Escrow Agent in an interest bearing account an additional sum equal to the lesser of $1,500,000 and the Working Capital Holdback (the amount so deposited shall be referred to as the "Holdback Escrow Deposit") and (ii) if the amount of Working Capital as shown on the Interim Balance Sheet is less than six million dollars ($6,000,000), the amount of the Working Capital Holdback shall be withheld by Buyer from the Initial Cash Payment, in each case, as security for any adjustments to the Initial Purchase Price in determining the Adjusted Purchase Price pursuant to Section 2.10 following completion of the Closing. If the Amount of Working Capital as shown on the Interim Balance Sheet is greater than six million dollars ($6,000,000), at the Closing, Buyer, the Sellers' Representative and the Working Capital Escrow Agent shall execute the Working Capital Escrow Agreement. In such event, (i) the Working Capital Escrow Agent shall hold the Holdback Escrow Deposit in escrow pursuant to the terms of the Working Capital Escrow Agreement and (ii) the amount of the Initial Cash Payment payable to Sellers shall be increased by the amount, if any, by which the Working Capital Holdback exceeds the Holdback Escrow Deposit (the "Initial Working Capital Payment").

      2.9 AUDITED BALANCE SHEET.

            (a) The calculation of the Purchase Price is based upon the assumption that, as calculated in accordance with GAAP (except as modified herein), the Sellers have combined Working Capital of at least six million dollars ($6,000,000) as at the Interim Balance Sheet Date.

            (b) Buyer is causing, at its sole cost and expense, its independent certified public accountants to conduct an audit and examination of the Interim Balance Sheet (same, as so audited, together with any adjustments or changes resulting from the audit, the "Audited Balance Sheet"). Prior to the date hereof, the Sellers have caused a physical inventory of the Business to be taken for use in the preparation of such Audited Balance Sheet, in which Buyer's independent certified public accountants have participated. Sellers' Representative shall have the full right to review the work papers in connection with the audit. Buyer shall deliver the Audited Balance Sheet, together with the auditors report thereon, to the Sellers' Representative not later than 30 days after the Closing, together with its calculations of the adjustments to the Initial Purchase Price, if any, required pursuant to Sections 2.10 and 2.11, which are derived from such Audited Balance Sheet, and, with respect to the Retained Cash Amount, which are derived from the final reconciliation of the cash balances of the Sellers as at the Closing Date (other than QGI and QGWI) together with explanations of such adjustments and supporting documentation.

            (c) The Audited Balance Sheet and the calculation of the adjustments to the Initial Purchase Price, if any, required pursuant to Sections 2.10 and 2.11, shall be deemed to be acceptable to and shall become final and binding on the Parties, except to the extent Sellers' Representative shall have made a specific written objection (a "Notice of Dispute") thereto not more than 30 days after the date Sellers' Representative receives the Audited Balance Sheet. In such case, the dispute shall be resolved in accordance with the financial dispute resolution mechanism set forth in Section
                  2.16 (which the Parties agree shall be the exclusive means of resolving any such dispute).

      2.10 WORKING CAPITAL ADJUSTMENT.

            (a) The Purchase Price shall be adjusted by reducing or increasing (as the case may be) the Initial Purchase Price dollar for dollar by the amount, if any, by which Working Capital as derived from the Audited Balance Sheet is less or more (as the case may be) than six million dollars ($6,000,000), which shortfall shall be payable by Sellers or such excess (net of any Initial Working Capital Payment made to Sellers) shall be payable by Buyer (as the case may be) upon final determination of the adjustment in accordance with the procedures set forth in Sections 2.9 and 2.16. Notwithstanding the foregoing, solely for purposes of calculating the adjustment to the Purchase Price contemplated by this Section, as between the Interim Balance Sheet and the Audited Balance Sheet, (i) no decrease or increase of the values of the Interim Balance Sheet Date Accounts or decrease or increase in the reserve therefor shall be given effect, (ii) no decrease or increase in the amount accrued for Approved Payments shall be given effect and (iii) no decrease or increase in the amount accrued for Pre-Balance Sheet Medical

                  Claims shall be given effect. The Parties have agreed that for purposes of both the Interim Balance Sheet and the Audited Balance Sheet an amount shall be accrued as of the Interim Balance Sheet Date equal to the aggregate amount of medical claims incurred during the Pre-Closing Period in respect of the persons set forth on Schedule 2.10.

            (b) Specifically, if Working Capital as derived from the Audited Balance Sheet is more than six million dollars ($6,000,000) (the amount of the excess, the "Excess"), then the following provisions shall apply:

                  (1) If the amount of the Working Capital Holdback was withheld by Buyer from the Initial Cash Payment pursuant to Section 2.8, Buyer shall be obligated to pay to Sellers' Representative the amount of the Working Capital Holdback plus the amount of the Excess (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate); or

                  (2) If the Holdback Escrow Deposit was deposited with the Working Capital Escrow Agent pursuant to Section 2.8 and no Initial Working Capital Payment was made to Sellers,
                        (i) the Excess and all income accrued thereon shall be paid by the Working Capital Escrow Agent to the Sellers out of the Holdback Escrow Deposit and the remainder of the Holdback Escrow Deposit, if any, and all income earned thereon shall be paid to Buyer and (ii) if the Holdback Escrow Deposit is not sufficient to fund the entire amount of the Excess, then Buyer shall be obligated to pay to the Sellers' Representative the deficiency (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate).

                  (3) If (x) the Holdback Escrow Deposit was deposited with the Working Capital Escrow Agent pursuant to Section 2.8, (y) an Initial Working Capital Payment was made to Sellers pursuant to Section 2.8 and (z) the amount of the Excess exceeds the amount of such Initial Working Capital Payment (the amount by which the Excess exceeds the Initial Working Capital Payment, the "WC Balance"),
                        (i) the WC Balance and all income accrued thereon shall be paid to the Sellers out of the Holdback Escrow Deposit and the remainder of the Holdback Escrow Deposit, if any, and all income earned thereon shall be paid to Buyer and (ii) if the Holdback Escrow Deposit is not sufficient to fund the entire amount of the WC Balance, then Buyer shall be obligated to pay to the Sellers' Representative the deficiency (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate).

                  (4) If (x) the Holdback Escrow Deposit was deposited with the Working Capital Escrow Agent pursuant to Section 2.8, (y) an Initial Working Capital Payment was made to Sellers pursuant to Section 2.8 and (z) the amount of the Excess is less than the amount of such Initial Working Capital Payment (the amount by which the Excess is less than the Initial Working Capital Payment, the "WC Overpayment"), (i) the Holdback Escrow Deposit and all income earned thereon shall be paid by the Working Capital Escrow Agent to Buyer and (ii) Buyer shall be entitled to withdraw from the Performance Escrow Deposit (or, at its option, collect directly from the Sellers) the amount of the WC Overpayment (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) and, to the extent that the Performance Escrow Deposit is insufficient to fund such amount, Sellers shall be jointly and severally obligated to pay to Buyer the deficiency (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate).

            (c) Conversely, if Working Capital as derived from the Audited Balance Sheet is less than six million dollars ($6,000,000) (the amount of the shortfall, the "Shortfall"), then, the following provisions shall apply:

                  (1) If the amount of the Working Capital Holdback was withheld by Buyer from the Initial Cash Payment pursuant to Section 2.8, then (i) if the amount of the Working Capital Holdback is equal to or less than the Shortfall,
                        (x) Sellers shall have no further rights or claims in respect of the Working Capital Holdback, (y) Buyer shall be entitled, at its option, either to withdraw from the Performance Escrow Deposit or to collect directly from Sellers the amount, if any, by which the Shortfall exceeds the Working Capital Holdback (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) and (z) to the extent that the Performance Escrow Deposit is insufficient to fund such amount, Sellers shall be obligated to return to Buyer the deficiency (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) or (ii) if the amount of the Working Capital Holdback is greater than the Shortfall, Buyer shall be obligated to pay to Sellers' Representative the amount by which the Working Capital Holdback exceeds the Shortfall (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate)(however, Sellers shall then have no further rights or claims in respect of the remainder of the Working Capital Holdback); or

                  (2) If the Holdback Escrow Deposit was deposited with the Working Capital Escrow Agent pursuant to Section 2.8,
                        (i) the full amount of the Holdback Escrow Deposit and all income accrued thereon shall be paid by the Working Capital Escrow Agent to Buyer and (ii) Buyer shall be entitled to withdraw from the Performance Escrow Deposit (or, at its option, collect directly from the Sellers) the amount of the Shortfall (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) and, to the extent that the Performance Escrow

                        Deposit is insufficient to fund such amount, Sellers shall be jointly and severally obligated to pay to Buyer the deficiency (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate).

      2.11 NET INDEBTEDNESS ADJUSTMENT. The Purchase Price shall be adjusted by reducing or increasing the Initial Purchase Price dollar for dollar by the amount, if any, by which the Net Indebtedness of Sellers derived from the Audited Balance Sheet is less or more (as the case may be) than the Net Indebtedness of Sellers as shown on the Estimated Payment Certificate, which shortfall shall be payable by Buyer to Sellers or which excess shall be payable by Sellers to Buyer (as the case may be) upon final determination of the adjustment pursuant to Sections 2.9 and 2.16 (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate). If the amount of Net Indebtedness derived from the Audited Balance Sheet exceeds the amount of Net Indebtedness as shown on the Estimated Payment Certificate, Buyer may, at is option, recover the excess (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) from the Performance Escrow Deposit in accordance with Performance Escrow Agreement or, alternatively, seek recourse directly from Sellers.

      2.12 APPROVED PAYMENT ADJUSTMENT. Buyer and Sellers' Representative hereby endeavor and agree, as soon as practicable after the Closing, to jointly review the calculation of the Approved Payments contained in the Estimated Payment Certificate to determine whether a further adjustment to the Purchase Price is necessary. If they so determine, the Purchase Price shall be adjusted by reducing or increasing the Initial Purchase Price dollar for dollar by the amount, if any, by which the amount of the actual Approved Payments is less or more (as the case may be) than the amount of the Approved Payments as shown on the Estimated Payment Certificate, which shortfall shall be payable by Buyer to Sellers or which excess shall be payable by Sellers to Buyer (as the case may be) (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate). If the amount of the actual Approved Payments, as determined by the Parties, exceeds the amount of the Approved Payments as shown on the Estimated Payment Certificate, Buyer may, at its option, recover the excess (together with interest thereon from the Interim Balance Sheet Date at the Interest Rate) from the Performance Escrow Deposit in accordance with Performance Escrow Agreement or, alternatively, seek recourse directly from Sellers. If despite their good faith efforts the Buyer and Sellers' Representative are unable to agree on such adjustment (and in any event if no such agreement is reached within thirty (30) days after the date Sellers' Representative receives the Audited Balance Sheet), either one of them may by giving a Notice of Dispute to the other refer the matter for resolution in accordance with the procedures set forth in Section 2.16 (which the Parties agree shall be the exclusive means and forum for resolving any such disputes). Buyer and Sellers' Representative shall, to the extent practicable, seek to resolve the adjustment to the Initial Purchase Price, if any, required pursuant to this Section 2.12 in conjunction and simultaneously with the adjustments, if any, required pursuant to Sections 2.10 and 2.11, and, if one or more disputes arises under all or any of such Sections, to resolve all such disputes pursuant to a single proceeding under Section 2.16.

      2.13 OTHER ADJUSTMENTS.

      (a) The Purchase Price shall be adjusted by reducing or increasing the Initial Purchase Price dollar for dollar by the amount, if any, by which (i) the sum of the aggregate amount of Interim Balance Sheet Date Accounts collected by Sellers or Buyer during the period commencing on the Interim Balance Sheet Date and ending on the one
            (1) year anniversary of the Closing Date (the "AR Adjustment Date") plus the reserve for bad debts shown on the Interim Balance Sheet is more or less (as the case may be) than (ii) the amount recorded for accounts and notes receivable of Sellers on the Interim Balance Sheet, which shortfall shall be payable by Sellers to Buyer or which excess shall be payable by Buyer to Sellers' Representative (as the case may be) upon final determination of the adjustment pursuant hereto. The Parties hereby agree and endeavor to cooperate with each other in good faith and to use their commercially reasonable efforts to collect the Interim Balance Sheet Date Accounts which remain outstanding at the Closing Date in the ordinary course as soon as reasonably practicable after the Closing. Such cooperation may include, without limitation, soliciting account debtors and their billing representatives, suspending services and sales to delinquent account debtors and/or taking other actions consistent with Buyer's past collection practice. All monies collected by Buyer after the Closing Date from account debtors of the Business shall be applied on first in, first out basis, i.e., first to the discharge of such account debtors' Interim Balance Sheet Date Accounts before any monies are applied to accounts arising after the Interim Balance Sheet Date, except to the extent that any such Interim Balance Sheet Date Account is subject to a bona fide contest, claim, dispute or right of set off, in which case, such account shall remain outstanding until the underlying dispute is resolved. Buyer shall, as soon as commercially practicable after the AR Adjustment Date, deliver to Sellers' Representative a reasonably detailed account of the status of the Interim Balance Sheet Date Accounts as of the AR Adjustment Date (showing which accounts have been collected and which have not) together with a calculation of the adjustment to the Purchase Price, if any, required pursuant to this Section 2.13(a). The calculation of the adjustment shall be deemed acceptable and binding upon the Parties, except to the extent Sellers' Representative shall have given Buyer a Notice of Dispute not more than 30 days after Sellers' Representative receives the Purchase Price adjustment calculation. In such case, the dispute shall be resolved in accordance with the mechanism set forth in Section 2.16 (which the Parties agree shall be the exclusive means and forum of resolving any such dispute). If it is finally determined in accordance with the procedures above that an adjustment is owed to Buyer, Buyer may, at its option, recover such adjustment from the Performance Escrow Deposit in accordance with Performance Escrow Agreement or, alternatively, seek recourse directly from Sellers. Conversely, if it is finally determined in accordance with the procedures above that an adjustment is owed to Sellers, Buyer shall be obligated to pay to Sellers' Representative the amount of such adjustment. In any case, whether the adjustment runs in favor of Buyer or Sellers, Buyer shall on the AR Adjustment Date assign to Sellers' Representative (as agent for Sellers) all of Buyer's right title and interest in and to the Interim Balance Sheet Date Accounts which are outstanding and unpaid as at that time.

      (b) The Purchase Price shall be adjusted by reducing or increasing the Initial Purchase Price dollar for dollar by the amount, if any, by which the aggregate amount paid by the Sellers or Buyer on account of Pre-Balance Sheet Medical Claims from the Interim Balance Sheet Date to the AR Adjustment Date is more or less (as the case may be) than the amount accrued or reserved for Pre-Balance Sheet Medical Claims on the Interim Balance Sheet, which shortfall shall be payable by Buyer to Sellers' Representative and which excess shall be payable by Sellers to Buyer (as the case may be) upon final determination of the adjustment pursuant to procedures set forth below. Buyer shall, as soon as commercially practicable after the AR Adjustment Date, deliver to Sellers' Representative a reasonably detailed account of the status of the Pre-Balance Sheet Medical Claims as of the AR Adjustment Date (showing the amounts paid on account thereof as at that date) together with a calculation of the adjustment to the Purchase Price, if any, required pursuant to this
            Section 2.13(b). The calculation of the adjustment shall be deemed acceptable and binding upon the Parties, except to the extent Sellers' Representative shall have given Buyer a Notice of Dispute not more than 30 days after Sellers' Representative receives the Purchase Price adjustment calculation. In such case, the dispute shall be resolved in accordance with the mechanism set forth in
            Section 2.16 (which the Parties agree shall be the exclusive means and forum of resolving any such dispute). If it is finally determined in accordance with the procedures above that an adjustment is owed to Buyer, Buyer may, at its option, recover such adjustment from the Performance Escrow Deposit or, alternatively, seek recourse against and directly from Sellers. Conversely, if it is finally determined in accordance with the procedures set forth above that an adjustment is owed to Sellers, Buyer shall be obligated to pay to Sellers' Representative (as agent for the Sellers) the amount of such adjustment.

            (c) It is the intent of the Parties that all adjustments to the Purchase Price, if any, required pursuant to this Section 2.13 shall be resolved simultaneously and in conjunction with each other, and that, if one or more disputes arises under all or any of the paragraphs of this Section, all such disputes shall be resolved pursuant to a single proceeding under Section 2.16.

      2.14 TAX LIABILITY ADJUSTMENT. The Sellers shall, and are hereby expressly authorized to, declare a dividend/distribution in an aggregate amount equal to the Tax Liability, which dividend shall be payable at Closing, to the extent of available cash on hand, based on the Sellers' good faith estimate of the Sellers' combined taxable income during the Pre-Closing Period (the "Estimated Tax Liability"). The Purchase Price shall be adjusted by reducing or increasing (as the case may be) the Initial Purchase Price by the amount by which the Tax Liability, as finally determined by Sellers' Representative, subject to adjustment pursuant to Section 2.16 below, is less or more (as the case may be) than the Estimated Tax Liability, which shortfall shall be payable by Buyer and which excess shall be payable by Sellers (as the case may be) upon final determination by Sellers' Representative of the Sellers' combined taxable income for the relevant period for federal and state Income Tax purposes, subject to
Section 5.7(b). If said adjustment runs in Buyer's favor, Buyer may, at its option, either recover the excess from the Performance Escrow Deposit or, alternatively, seek recourse against and directly from the Sellers. For purposes of this Section 2.14, Sellers' combined taxable income for the Pre-Closing Period shall be determined by first determining the Sellers' combined taxable income for the period from January 1, 1998 through the Closing Date and then subtracting therefrom Sellers' combined taxable income for the period from January 1, 1998 through August 30, 1998 (computed on a hypothetical basis as if the Closing had occurred, for federal income tax purposes, on August 30, 1998).

      2.15 INTENTIONALLY OMITTED

      2.16 FINANCIAL DISPUTE RESOLUTION MECHANISM.

      (a) Whenever Sellers' Representative or Buyer shall provide to the other a Notice of Dispute pursuant to Section 2.8, 2.9, 2.10, 2.11, 2.12,
            2.13 or 2.14 of this Article II (or pursuant to Section 5.7(b)(2)) (a "Financial Dispute"), Buyer and Sellers' Representative shall, upon the addressee's receipt of the Notice of Dispute, promptly consult with each other with respect to their specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and the Sellers' Representative within 30 days after the Notice of Dispute is given, they shall refer the dispute to an independent and reputable firm of certified public accountants, which (a) has not worked for any of the Sellers or Controlling Shareholders or Buyer, or any of their respective Affiliates, within three years from the date of the dispute and (b) shall be reasonably acceptable to the parties to the dispute (the "Independent Accountant"), to finally determine, as soon as practicable, and in any event within 30 days after such referral, all points of disagreement with respect to the matter at hand. The Independent Accountant shall establish the procedures for resolving such dispute (including procedures for the presentation of evidence) giving due regard to the intention of the Parties to resolve Financial Disputes as quickly, efficiently and inexpensively as possible. All hearings shall be held on an expedited basis and shall be confidential. The means and forum for resolving Financial Disputes set forth in this Section 2.16 shall be the exclusive means and forum for resolving Financial Disputes. The fees and expenses of the proceedings and the Independent Accountant incurred by the Parties in connection with the proceedings shall be allocated between the Parties by the Independent Accountant in proportion to the extent any Party did not prevail on the merits of the items in dispute in question. All determinations by the Independent Accountant shall be final, conclusive and binding with respect to the dispute in question and the allocation of costs.

      (b) During the pendency of any Financial Dispute, Buyer and Sellers' Representative shall each afford the other and its authorized representatives with reasonable access, during normal business hours and upon reasonable prior written notice, to all relevant books, records (including work papers, schedules and memorandum), calculations and supporting materials in its possession and relevant to or derived from the dispute in question, provided that neither Party shall be required to disclose to the other any material which is the subject of an attorney client privilege and in any case the disclosing party may, as a condition to furnishing any information, require that the other party agree to be bound in writing by standard and customary confidentiality covenants and other reasonable restrictions governing the use of non-public information.

      2.17 SHARE PRICE ADJUSTMENT. If the Closing Price (i) on the Closing Date and (ii) on any trading day selected by the Sellers' Representative during the period of one (1) year following the expiration of the Restricted Period (such trading day, the "Election Date") is less than $15, then, Sellers' Representative (as agent for Sellers) may, by written notice given to Buyer specifying the Election Date, demand that Buyer pay to Sellers' Representative (as agent for the Sellers) the Share Price Adjustment. Such notice may not be given more than 30 days after the Election Date specified therein. In such event, Buyer shall pay to Sellers' Representative (as agent for the Sellers), within ten (10) business days after the applicable notice is given, as additional Purchase Price, an amount equal to the Share Price Adjustment.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            The Sellers hereby jointly and severally make the following representations and warranties, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement or consented to by SPC in writing, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the Transaction contemplated hereby. For purposes of this Article III only, the term "Purchased Assets" shall be deemed to include the fee interests in the Indianapolis Property and the New Jersey Property.

      3.1 EXISTENCE AND POWER OF SELLERS.

            (a) Each of QGI, QGWI and MHE is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of ARC, TRC and BRC is a general partnership duly organized and validly existing under the Laws of its jurisdiction of organization. WRC a limited liability company, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

            (b) Each Seller has the legal power and authority to own and use its assets and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor, is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required, except where failure to obtain such license or so qualify will not have a material adverse effect upon the Business or the Business Condition of the Sellers taken as a whole (a "Material Adverse Effect"). Each Seller and each Controlling Shareholder has the legal power to enter into this Agreement and the Ancillary Agreements to which it, he or she is a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction contemplated hereby and thereby.

      3.2 APPROVAL AND ENFORCEABILITY OF AGREEMENT.

            (a) The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the Transaction contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary corporate or partnership action on the part of each Seller. Certified copies of all required corporate or partnership resolutions, authorizations, consents, approvals and/or ratification's will be delivered at Closing. Pursuant to such resolutions, authorizations, consents, approvals and/or ratification's, each Seller has full corporate or partnership authority to enter into and deliver this Agreement and the other Ancillary Agreements to which it is party, to perform its obligations hereunder and thereunder, and to consummate the Transaction contemplated hereby and thereby.

            (b) Assuming the due execution and delivery hereof by Buyer, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of each Seller and Controlling Shareholder which is a party hereto or thereto, enforceable against Sellers and the Controlling Shareholders, according to their terms, subject as to enforceability to the effect of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      3.3 SUBSIDIARIES AND OTHER AFFILIATES. Except as set forth on Schedule 3.3, no Seller owns or has the power to vote the securities of any class of any other corporation or any partnership, limited liability company, joint venture or other entity.

      3.4 CHARTER DOCUMENTS. Sellers have heretofore made available or delivered to Buyer true and complete copies of each Seller's articles of incorporation and by-laws, certificate of partnerships and partnership agreement, certificate of formation and operating agreement or equivalent organizational instruments of such Seller as in effect on the date hereof.

      3.5 FINANCIAL STATEMENTS.

            (a) Attached as Schedule 3.5 hereto are the Audited Financial Statements.

            (b) The Audited Financial Statements were derived from the books and records of the Sellers and the Excluded Queens Entities and (i) are true, complete, and correct in all material respects, (ii) present fairly in all material respects, the financial position, results of operations, and cash flows of such entities at the dates and for the periods indicated,
                  (iii) have been prepared in accordance with GAAP and Regulation S-X, and (iv) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

            (c) The Interim Financial Statements will be when and as delivered to Buyer pursuant to this Agreement derived from the books and records of the Sellers and the Excluded Queens Entities and will (i) be true, complete, and correct in all material respects, (ii) present fairly, in all material respects, the financial position, results of operations, and cash flows of the Business at the dates and for the periods indicated, (iii) prepared in accordance with GAAP and Regulation S-X, and (iv) not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

      3.6 EVENTS SUBSEQUENT TO AUGUST 30, 1998. Since August 30, 1998, except as set forth on Schedule 3.6 and except for matters arising out of actions in respect of the Business not prohibited pursuant to Section 5.1, there has been no:

            (a) change in the Business Condition other than changes in the Ordinary Course, none of which have had a Material Adverse Effect, and, to the knowledge of Sellers, no such change will arise from the consummation of the Transaction contemplated hereby;

            (b) loss or, to the knowledge of the Sellers, threatened loss of a material customer account;

            (c) damage, destruction or loss, whether covered by insurance or not, affecting the Purchased Assets, which has had a Material Adverse Effect;

            (d) except for (i) dividends paid after the Interim Balance Sheet Date which are accrued as Current Liabilities on the Interim Balance Sheet and (ii) dividends paid to fund the estimated Tax Liability in accordance with Section 2.14, declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) by any Seller;

            (e) increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any shareholder, member, partner, director, officer, employee, sales representative or agent of Sellers, or, in connection with the Business, any other Person (except in the Ordinary Course of Business), or any benefits granted under any Plan with or for the benefit of any such shareholder, member, partner, director, officer, employee, agent or Person (except in the Ordinary Course of Business);

            (f) transaction entered into or carried out by Sellers other than in the Ordinary Course of the Business and not otherwise disclosed on the Schedules hereto;

            (g) borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or other, by or on behalf of Sellers other than through Sellers' loan agreements described on Schedule 3.18, or any endorsement, assumption, or guarantee of payment or performance of any Indebtedness or Liability of any other Person or entity by Sellers;

            (h) change made by the Sellers in its Tax or financial accounting or any Tax election;

            (i) grant of any Lien with respect to the Purchased Assets, other than Permitted Liens or Liens that will be discharged at or prior to the Closing;

            (j) transfer of any Assets other than arm's-length sales, leases, or dispositions in the Ordinary Course of the Business or pursuant to any agreement listed on the Schedules hereto;

            (k) modification or termination of any material Contract or any material term thereof;

            (l) lease or acquisition of any capital assets included in the Purchased Assets;

            (m) in connection with the Business, loan or advance to any Person other than loans on Schedule 3.24, advances for travel, commissions and other advances to Employees made in the Ordinary Course; or

            (n) commitment or agreement by Sellers to do any of the foregoing items (d) through (m).

      3.7 INVENTORIES. Except as set forth in Schedule 3.7, all inventory of Sellers consists of a quality and quantity usable and salable in the Ordinary Course of the Business, except for obsolete items and items of below-standard quality, which have been either reserved for or written off or written down to net realizable value in the Interim Balance Sheet. The quantity of the inventories of Sellers, taken as a whole, is reasonable in the present circumstances of Sellers. Except as set forth on Schedule 3.7, Sellers do not hold in connection with the Business any Purchased Assets on consignment and do not have title to or ownership of any Purchased Assets in the possession of others.

      3.8 SOLVENCY. As of the execution and delivery of this Agreement, each Seller is, and, as of the Closing Date, will be solvent, and none of such entities will be rendered insolvent on account of the Transactions contemplated hereby.

      3.9 UNDISCLOSED LIABILITIES. To the knowledge of Sellers, Sellers do not have, in connection with the Business, any Liabilities whatsoever and there is no basis for any material claim against Sellers in connection with the Business for any such Liability except (a) to the extent set forth on or reflected in the Interim Balance Sheet or in the footnotes thereto or otherwise taken into account in effecting an adjustment to the Purchase Price pursuant to Sections 2.10, 2.11, 2.12 and 2.13(b), (b) to the extent set forth on the Schedules hereto or in the Environmental Reports or (c) Liabilities under the Material Contracts or Liabilities incurred in the Ordinary Course of the Business.

      3.10 TAXES.

            (a) All Tax and information Returns required to be filed by Sellers on or prior to the Closing Date with respect to Taxes have been or will be true and correct in all material respects and timely filed except where failure to be true and correct or to have been so filed will not have a Material Adverse Effect.

            (b) All amounts shown as due on each of such Returns have been paid or, to the extent payable prior to the Closing Date, will be paid when due, except for Taxes the payment of which is being contested in good faith or the time for doing so has not yet expired, provided that adequate reserves have been established and on the books and records of Sellers;

            (c) Any Taxes (i) which are to be assumed by Buyer in respect of the Purchased Assets, (ii) which relate to periods preceding the Interim Balance Sheet Date and (iii) which at the Closing Date are not yet due and owing will be adequately reflected or accrued for on the Interim Balance Sheet as a Current Liability for Taxes.

            (d) To Sellers' knowledge, there are no grounds for the assessment of any material amount of Taxes against Sellers, the Purchased Assets or the Business which would make such assessment reasonably likely to occur other than those reflected or accrued for on the Interim Balance Sheet.

            (e) There is no action or proceeding or unresolved written claim for assessment or collection pending or, to the knowledge of Sellers, threatened by, or present or expected dispute with, any Government authority for assessment or collection from Sellers of any Taxes of any nature adversely affecting the Purchased Assets or the Business.

            (f) There is no extension or waiver of the period for assertion of any Taxes against Sellers affecting the Purchased Assets or the Business.

            (g) None of the Purchased Assets consist of stock in a subsidiary of Sellers.

            (h) None of the Purchased Assets is subject to a tax indemnification agreement.

            (i) No payroll or FICA withholding Taxes were payable by Sellers on account of payments made to Novell Lithographers, Inc. prior to the Interim Balance Sheet Date.

      3.11 PERSONAL PROPERTY--OWNED. Except as set forth on Schedule 3.11 hereto, Sellers have good and marketable title to all material personal property included in the Purchased Assets, including, in each case, all material personal property reflected on the Interim

Balance Sheet or acquired after the date thereof (except any personal property subsequently sold in the Ordinary Course of the Business), free and clear of all Liens, except Permitted Liens.

      3.12 REAL AND PERSONAL PROPERTY--LEASED FROM SELLERS. Set forth on
Schedule 3.12 hereto is a description of each lease under which any Seller is a lessor of any real or personal property in connection with the Business (except inter-company leases between Sellers). Each Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedule 3.12 The premises or property described in such leases are presently occupied or used by the respective lessees under the terms of such leases. All rentals or other payments due under such leases have been paid and there exists no default under the terms of any of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Sellers from exercising and obtaining the benefits of any rights contained therein, except to the extent such would not have a Material Adverse Effect. Except as set forth on Schedule 3.19, no consent is necessary for the assignment or conveyance of such leases to Buyer, and, upon the Closing, Buyer will have all right, title and interest of the lessor under the terms of such leases, free of all Liens except Permitted Liens.

      3.13 REAL AND PERSONAL PROPERTY--LEASED TO SELLERS. Set forth on Schedule 3.13(a) hereto is a description of each lease under which any Seller is the lessee of any real property in connection with the Business (except leases of property from another Seller), and on Schedule 3.13(b) hereto is a description of each lease under which any Seller is the lessee of any personal property material to the Business (except leases of property from another Seller). Sellers have delivered to Buyer a true, correct and complete copy of each lease identified on Schedules 3.13(a) and 3.13(b). The premises or property described in said leases are presently occupied or used by Sellers as lessee under the terms of such leases. Except as set forth on Schedules 3.13(a) and 3.13(b), all rentals due under all leases which are material to the Business have been paid and there exists no material default by Sellers, or to the knowledge of Sellers by any other party to such leases under the terms of any such leases and, to the knowledge of Sellers, no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of material default or prevent Sellers from exercising and obtaining the benefits of any material rights or options contained therein. Sellers have all right, title and interest of the lessee under the terms of all leases which are material to the Business, free of all Liens (other than the Liens set forth on Schedule 3.13(c) and Permitted Liens), and all such leases are valid and in full force and effect. Except as set forth on Schedule 3.19, no consent is necessary for the assignment to Buyer of such leases under which Sellers are lessee. Upon the Closing, Buyer will have all right, title and interest of the lessee under the terms of all leases which are material to the Business, free of all Liens (other than Permitted Liens). There is no default or basis for acceleration or termination under, nor, to the knowledge of Sellers, has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust which default or basis for acceleration would have a Material Adverse Effect. Subject to any consent required of a lessor as set forth on Schedule 3.19, there will be no default or basis for acceleration under any such underlying lease agreement, mortgage, or deed of transfers as a result of the Transaction.

      3.14 INTELLECTUAL PROPERTY.

            (a) Schedule 3.14 contains a true, complete and accurate list of all patented and registered Intellectual Property owned by Sellers and all pending patent applications and applications for the registration of Intellectual Property owned or filed by Sellers' (the "Registered Intellectual Property"). Schedule
                  3.14 accurately identifies, where appropriate, one or more of the following, by country, for each item of the Registered Intellectual Property: filing date, issue date, classification of invention or goods covered, licensor, license date and licensed subject matter. Schedule 3.14 contains a complete and accurate list of all licenses and other rights granted by Sellers to any third party with respect to any item of the Registered Intellectual Property. True, complete and correct copies of such licenses in effect on the date hereof have been provided to Buyer.

            (b) Sellers represent and warrant as follows: (i) the Intellectual Property is valid and enforceable and encompasses all proprietary rights necessary for the conduct of the Business as presently conducted (in each case free and clear of all Liens) except Permitted Liens; (ii) Sellers have taken all commercially reasonable actions necessary to maintain and protect the Intellectual Property; (iii) to the knowledge of Sellers, the owners of the Intellectual Property licensed to Sellers have taken all commercially reasonable actions necessary to maintain and protect the Intellectual Property subject to such licenses; (iv) there has been no written claims or, to the knowledge of Sellers, oral claim made against Sellers asserting the invalidity, misuse or unenforceability of any material item of Intellectual Property or challenging Sellers' right to use or ownership of any material item of Intellectual Property, and, to the knowledge of Sellers there are no grounds for any such claim or challenge; (v) Sellers are not aware of any infringement or misappropriation of any material item of Intellectual Property or of any facts raising a reasonable likelihood of infringement or misappropriation; (vi) to the knowledge of Sellers, the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vii) no loss of any material item of Intellectual Property is pending or, to the knowledge of Sellers threatened; and (viii) the consummation of the Transaction contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property in a manner which would have a, Material Adverse Effect. Except as set forth on
                  Schedule 3.14, all of Sellers internal computer systems are Year 2000 Compliant.

      3.15 NECESSARY PROPERTY AND TRANSFER OF PURCHASED ASSETS. (x) The Purchased Assets, the Excluded Assets and the Assumed Liabilities constitute all of Sellers' property and property rights now used for the conduct of the Business in the manner and to the extent presently conducted by Sellers, and (y) the Purchased Assets, the Assumed Liabilities and the rights granted to Buyer under the Ancillary Agreements, taken as a whole, constitute all of Sellers rights necessary for the conduct of the Business in the manner and to the extent presently conducted. Except as set forth on
Schedule 3.15, no such assets or property are in the possession of others and the Sellers hold no property on consignment (except ink). Except as set forth on
Schedule 3.15 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to Buyer. To the knowledge of Sellers, and subject to all consents listed on Schedule 3.15 being obtained, except for Permitted Liens, there exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed Liabilities, or any part thereof, to the same extent, in all material respects, that Sellers would have the right to continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets and the rights under the Assumed Liabilities shall be vested in Buyer free and clear of all Liens (other than Permitted Liens).

      3.16 USE AND CONDITION OF PROPERTY. The Purchased Assets are, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) as required for their use in the Business as presently conducted or planned, and conform in all material respects to all applicable Laws, and no written notice of any violation of any Law relating to any of the Purchased Assets has been received by Sellers except such as have been fully complied with in all material respects. There is no pending or, to Sellers' knowledge, proposed or threatened condemnation proceeding or similar action affecting the Purchased Assets which would have a Material Adverse Effect.

      3.17 LICENSES AND PERMITS. Set forth on Schedule 3.17 hereto is a description of each governmental license or permit required for the conduct of the Business together with the name of the Government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect in all material respects. Except as noted on Schedule 3.17, such licenses and permits are freely transferable by Sellers. Set forth in the Environmental Reports is a description of additional licenses and permits that may needed for the conduct of the Business.

      3.18 CONTRACTS--DISCLOSURE. Except as set forth in Schedule 3.18 there is not outstanding:

            (a) any single Contract providing for an expenditure by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date, Contracts with the same or affiliated vendor(s) providing for an expenditure by any Seller in excess of $50,000 from and after the Interim Balance Sheet Date, or any Contracts in the aggregate providing for expenditures by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date, for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment;

            (b) any single Contract providing for an expenditure by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date, Contracts with the same or affiliated vendor(s) providing for an expenditure by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date, or Contracts in the aggregate providing for expenditures by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date for the purchase of raw materials, supplies, component parts or any other items or services;

            (c) any Contract to sell products or to provide services to third Persons in excess of $50,000 from and after the Interim Balance Sheet Date which (i) is at a price which, when the terms thereof are viewed as a whole together with all contracts with such party, would result in a net loss on the sale of such products or providing of such services of greater than $50,000, (ii) is pursuant to terms or conditions which the Sellers, at the time of execution thereof and as of the date hereof, could not reasonably expect to satisfy or fulfill in all material respects, or (iii) involves more than $50,000 from after the Interim Balance Sheet Date or which, together with all other Contracts to or with the same party or affiliated parties involves more than $50,000 from after the Interim Balance Sheet Date;

            (d) any Contract for materials, supplies, component parts or other items or services which, when taken together with all other Contracts to or with the same party or affiliated parties, is in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price;

            (e) in connection with the Business, any revocable or irrevocable guaranty, indemnity, or power of attorney;

            (f) in connection with the Business, any evidence of indebtedness, loan agreement, indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement under which the Sellers have more than $50,000 of Indebtedness as of the Interim Balance Sheet Date;

            (g) any Contract which involves (i) a sharing of profits, (ii) future payments of $50,000 or more per annum to other Persons, or (iii) any joint venture, partnership or similar arrangement;

            (h) any Contract involving any sales agency, sales representation, distributorship or franchise;

            (i) any Contract containing covenants limiting the freedom of Sellers, in connection with the Business, to compete in any line of business or with any Person or in any area; and

            (j) any Contract providing for an expenditure by Sellers in excess of $50,000 from and after the Interim Balance Sheet Date either not made in the Ordinary Course of the Business or not cancelable without penalty on 30 days notice.

      The contracts required to be listed on Schedule 3.18 are herein referred to as the "Material Contracts".

      3.19 MATERIAL CONTRACTS--VALIDITY, ETC.

            (a) Each Material Contract is a valid and binding obligation of the Seller or the Sellers party thereto, and, to the knowledge of Sellers, the other parties thereto, is enforceable in accordance with its terms, and is in full force and effect, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors rights and remedies.

            (b) None of the Sellers nor, to the knowledge of Sellers, any other party to any Material Contract is in breach or violation thereof or default thereunder and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute or result in a breach or violation of or default under any Material Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset (other than a Permitted Lien), except to the extent that such will not result in a material liability to the Business.

            (c) Except as set forth on Schedule 3.19, each Material Contract will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of the Seller or the Sellers party thereto in and to such Contract. Except as set forth on Schedule 3.19, no consent is required for such assignment.

      3.20 NO BREACH OF LAW OR GOVERNING DOCUMENTS. Sellers have in all material respects complied with and are not in any material respect in default under or in breach or violation of any applicable Law of any Government body, or the provisions of any franchise or license, no Seller is in default under or in breach or violation of any provision of its articles or certificate of partnership or association or its partnership agreement. Neither the execution of this Agreement nor (subject to the expiration of the HSR Act waiting period) the Closing do or will constitute or result in any such default, breach or violation.

      3.21 LITIGATION AND ARBITRATION. Except as set forth on Schedule 3.21 hereto, there is no suit, claim, action or proceeding now pending or, to the knowledge of Sellers, threatened before any Court, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body, nor, to the knowledge of Sellers, are there any grounds therefor, to which any of the Sellers is a party or which may result in any judgment, Order, decree, liability, award or other determination which could reasonably be expected to have Material Adverse Effect. No such judgment, Order, decree or award has been entered against any Seller nor has any such liability been incurred which could reasonably be expected to have such effect. There is no claim, action or proceeding now pending or, to the knowledge of Sellers, threatened before any Court, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body which will, or would reasonably be expected to, prevent or hamper the consummation of the Transaction, and no Seller has been or, to the knowledge of Sellers, been threatened to be subject to, and, to the knowledge of Sellers, there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), or Government investigation, or other action or Order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage not covered by insurance arising from products of any of the Sellers which, if adversely determined, could reasonably be expected to result in a material Liability to the Business.

      3.22 OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS. Set forth on Schedule
3.22 hereto is a complete list of:

            (a)   all partners of Sellers;

            (b)   all officers (with office held) of Sellers;

            (c) all consultants to Sellers (excluding legal accounting, investment banking and financial); and

            (d)   all sale representatives.

together, in each case, with a description of each employment agreement, commission arrangement or other compensation commitment applicable to such Person.

      3.23 OUTSIDE FINANCIAL INTERESTS. Except as identified on Schedule 3.23 hereto, no Controlling Shareholder nor, to Sellers knowledge, any other officer or director of any Seller or owner of more than 5% of the equity of any Seller, has any direct or indirect financial interest in any competitor with or supplier or customer of any Seller; provided, however, that for this purpose ownership of corporate securities having no more than 1% of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

      3.24 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND OTHERS. Except as set forth on Schedule 3.24 or taken into account in the preparation of or reflected on the Interim Balance Sheet, (a) no Seller is indebted to any partner, officer, employee or agent of any of the Sellers except for amounts due for services rendered as normal salaries, wages and bonuses and other compensation and in reimbursement of ordinary expenses on a current basis and
(b) no partner,
officer, employee or agent of any of the Sellers is indebted to any Seller in connection with the Business, except for advancements for ordinary business expenses in a normal amount.

      3.25 PAYMENTS, COMPENSATION AND PERQUISITES OF AGENTS AND EMPLOYEES. All payments to agents, consultants and others made by each Seller in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, kickbacks, illegal or improper payments. Sellers have properly and accurately reflected on their books and records all compensation paid to and perquisites provided to or on behalf of their consultants, agents and employees.

      3.26 EMPLOYEE BENEFIT PLANS.

            (a) Disclosure. Schedule 3.26 lists, as in effect on September 1, 1998, all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock appreciation, stock option, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, whether or not written, and any, whether written or unwritten, employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA, all employee manuals, and all written statements of policies relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Employees") employed by any of the Sellers, other than any multiemployer plan as defined in
                  Section 4001 of ERISA ("multiemployer plan"). The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." Each of the Employee Plans/Agreements has been furnished to Buyer. Except as set forth on Schedule 3.26, no Seller has ever contributed or been obligated to contribute to any multiemployer plan for which there may be any material liability. Sellers have furnished Buyer with respect to each Employee Plan/Agreement, if applicable, the three most recent annual reports prepared in connection therewith (Form 5500 including all schedules thereto) or, if an Employee Plan/Agreement has been in existence for less than three years, the annual report prepared for each year such Employee Plan/Agreement has been in existence. No material promises or commitments have been made with respect to any Employee Plan/Agreement other than in accordance with a reasonable interpretation of the terms of such Employee Plan/Agreement. There is no plan or commitment, whether legally binding or not, to establish any new Employee Plan/Agreement, to modify (other than by way of termination) any Employee Plan/Agreement (except to the extent required by law or as previously disclosed) or to enter into any new Employee Plan/Agreement;

                  nor has any intention or commitment to do any of the foregoing been communicated. Sellers have at all times operated the Business and conducted their employment practices in all respects in accordance with the terms of the Employee Plans/Agreements, except to the extent failure to do so would not have a Material Adverse Effect. Except as set forth in
                  Schedule 3.26, each multiemployer Plan to which any Seller contributes has received a favorable determination letter from the Internal Revenue Service with respect to its qualification under Section 401 of the Code, and to the knowledge of Sellers, nothing has occurred since the date of such letter that would adversely affect such qualification.

            (b) Prohibited Transactions, etc. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and in respect of which a Seller would have a material liability.

            (c) Payments and Compliance. With respect to each Employee Plan/Agreement (A) all material payments due from each Seller to date have been made and all amounts which have not been paid but which, under GAAP, are required to be accrued as Liabilities of Sellers as of the Interim Balance Sheet Date, have been properly recorded on the books of Sellers and are reflected in the Interim Balance Sheet; (B) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided except to the extent any failure to do so would not result in a material liability of any Seller; and (C) except as set forth in
                  Schedule 3.26, each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and to the knowledge of Sellers, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption. Each trust created under any such Employee Plan/Agreement is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. Sellers have furnished Buyer with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan/Agreement. Each Employee Plan/Agreement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including but not limited to ERISA and the Code, except to the extent failure to do so would not have a Material Adverse Effect.

            (d) Post-Retirement Benefits. Except as set forth on Schedule 3.26, no Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of any of the Sellers beyond their retirement or other termination of service other than (A) continuation coverage mandated by Section 4980B(f) of the Code ("Continuation Coverage"), (B) death or pension benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (C) deferred compensation, medical or other benefits accrued as liabilities on the books of Sellers (including Sellers' Interim Balance Sheet), (D) disability benefits under any Employee Plan/Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise, or (E) benefits in the nature of severance or vacation pay. No material tax under Section 4980B of the Code has been incurred in respect of an Employee Plan/Agreement that is a group health plan, as defined in
                  Section 5000(b)(1) of the Code.

            (e)   No Triggering of Obligations. Except as set forth on Schedule
                  3.26 or pursuant to a material contract previously disclosed, other than by reason of actions taken by Buyer following the Closing, the consummation of the Transaction contemplated by this Agreement will not (A) entitle any current or former employee of any of the Sellers to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, and except for items constituting Excluded Liabilities (B) accelerate the time of payment or vesting, or increase the amount of compensation included among the Assumed Liabilities and due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment by Buyer of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

            (f) International Plans. Except as set forth on Schedule 3.26, no Seller maintains any Employee Plan/Agreement covering any Employee or former Employee outside of the United States and Sellers have never contributed to nor been obligated to contribute to any such Employee Plan/Agreement for which there may be any liability.

      3.27 TERMINATED PLANS. Set forth on Schedule 3.27 hereto are all
"employee benefit plans" (as defined in Section 3(2) of ERISA,) that are covered by Title IV of ERISA that any Seller has terminated or taken action to terminate since January 1, 1995. Such terminations have been carried out in all material respects in accordance with all provisions of applicable law, including without limitation all applicable provisions of the Code and ERISA. Except as described on Schedule 3.27 hereto, no Seller has any material liability to any Person or entity, including without limitation the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is any Seller liable for any material excise, income or other tax or penalty as a result of such termination. If applicable, each Seller has obtained a notice of sufficiency from the PBGC and a favorable determination letter from the IRS with respect to the termination of each of such plans (complete and correct copies of which have been delivered to Buyer); the notices of sufficiency and favorable determination letters were received after full and accurate disclosure of all material facts to the appropriate Government agencies.

      3.28 OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES. Except as set forth on Schedule 3.28, no present or former employee of any of the Sellers in connection with the Business has any claim against any of the Sellers (whether under any Law, Contract, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing Plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, (d) any violation of any Law relating to minimum wages, child labor or maximum hours of work, except as (i) accrued on the Interim Balance Sheet or (ii) for amounts which in the aggregate are not material to the Business and could not be reasonably expected to result in the impositions of any criminal penalties.

      3.29 DISCRIMINATION, WORKERS COMPENSATION AND OCCUPATIONAL SAFETY AND HEALTH. Except as set forth on Schedule 3.29, no Person or party (including, but not limited to, Government agencies of any kind) has made or delivered any claim, notice of claim, charge, lawsuit or, to Sellers knowledge, is there any basis therefor, against any of the Sellers in connection with the Business arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards, and no such claim, notice of claim, charge or lawsuit is pending or, to the best knowledge of Sellers, threatened against any of the Sellers. Since January 1, 1998, no Seller has received any notice in connection with the Business from any Person alleging a violation of any such Law or occupational safety or health standards. No Seller has any outstanding Contracts or obligations to indemnify any person for violation of the Laws and standards set forth in this Section (other than general indemnification obligations in respect of directors, officers and partners). Each Seller has filed since January 1, 1998 all EEO-1 reports and affirmative action plans with appropriate Government agencies. Other than those listed in Schedule 3.29, there are no pending workers compensation claims involving any of the Sellers as of the Interim Balance Sheet Date and there have never been any workers compensation claims against any of the Sellers relating to the use or existence of asbestos in any of Sellers' products. Sellers have delivered to Buyer a true, correct and complete list of all workers compensation claims made since January 1, 1997.

      3.30 ALIEN EMPLOYMENT ELIGIBILITY. With respect to each Person employed by Sellers in the Business on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, to the knowledge of Sellers, (a) Sellers hired such Person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) Sellers has complied in all material respects with all recordkeeping and other regulatory requirements under IRCA.

      3.31 LABOR DISPUTES; UNFAIR LABOR PRACTICES. Except as set forth on
Schedule 3.31, there is neither pending nor, to the knowledge of Sellers threatened in writing any labor dispute, strike or work stoppage which affects or which reasonably may be expected to affect the

Business Condition of the Business. Except as set forth on Schedule 3.31, within the past three years, none of the Sellers nor, to Sellers' knowledge, any of their agents, representatives or employees has committed any unfair labor practice, as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or, to Sellers' knowledge, threatened any charge or complaint against Sellers by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the consummation of the Transaction contemplated by this Agreement could not reasonably be expected to result in any such charge or complaint.

      3.32 INSURANCE POLICIES. Set forth on Schedule 3.32 hereto is a list of all insurance policies and bonds in force as of September 1, 1998 covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of Sellers. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties.

      3.33 GUARANTEES. Except as set forth on Schedule 3.33 hereto, none of the Sellers is a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the Ordinary Course of Business.

      3.34 PRODUCT WARRANTIES. Except as set forth on Schedule 3.34 hereto, the Sellers do not employ any forms of product warranties and guarantees in connection with the Business. Except as specifically described on Schedule 3.34, since January 1, 1998 no material product warranty or similar claims have been made against Sellers except routine claims in the Ordinary Course of the Business. No Person or party (including, but not limited to, Government agencies of any kind) has made any claim or, to the knowledge of Sellers, threatened any action or proceeding, against any of the Sellers under any Law relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures used in the Business which, if adversely determined, would result in a material liability to the Business.

      3.35 PRODUCT LIABILITY CLAIMS. Except as described on Schedule 3.35, since January 1, 1998, no Seller has received notice of or written information as to any claim or allegation of injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold, distributed or otherwise put in commerce by or in connection with any service provided by any of the Sellers (collectively, "Product Liability Claims"), except for claims covered by insurance and claims which would not have a Material Adverse Effect.

      3.36 PRODUCT SAFETY AUTHORITIES. Except as set forth on Schedule 3.36 hereto, since January 1, 1997 no Seller has been required to file any notification or other report with or provide information to any Government agency or product safety standards group concerning actual or potential defects or hazards with respect to any product manufactured, sold, distributed or otherwise put in commerce in connection with the Business, and to the knowledge of Sellers there exist no grounds for the recall of any such product.

      3.37 ENVIRONMENTAL MATTERS.

            (a) Except as set forth on Schedule 3.37 or in the Environmental Reports, all assets and property owned, leased, operated, or used by any of the Sellers, all current conditions on and uses of the Environmental Property, and all current ownership or operation of any of the Sellers or the Environmental Property (including without limitation transportation and disposal of Hazardous Materials by or for any of the Sellers) comply in all material respects with the Environmental Laws. Except as set forth on Schedule 3.37 or in the Environmental Reports, no Seller is in material violation of any Environmental Law.

            (b) Except as set forth on Schedule 3.37 or in the Environmental Reports, all Sellers have properly obtained and are in compliance, in all material respects, with all Environmental Permits, and, to Sellers' knowledge, no deficiencies have been asserted by any such Government or authority with respect to such items.

            (c) No Seller has received any written notice or order advising a Seller that it is responsible for cleanup of any Hazardous Materials on any property. Except as set forth in the Environmental Reports, no Seller has any reasonable basis for believing that there is a reasonable likelihood that any such notice or order will be issued.

            (d) Except as set forth in the Environmental Reports, there are no underground storage tanks located on the Real Property, and no Hazardous Materials are present or have been or are being emitted, discharged or released on, under or from the Real Property which may create Material Adverse Effect.

            (e) The Sellers have made available to Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all of the following in their possession: (i) documents received by any of the Sellers from, or submitted by any of the Sellers to, the U.S. Environmental Protection Agency (the "EPA") and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Environmental Property or the effect of the Sellers' operations on the environmental condition of the Environmental Property; and (ii) reviews, audits, reports, or other analyses concerning the Environmental Property.

            (f) Except as set forth in the Environmental Reports, no release of Hazardous Materials, violation of Environmental Law or environmental cleanup has occurred at or, to the knowledge of the Sellers, affected the Environmental Property during the period of ownership or use by a Seller or, to Sellers' knowledge, prior thereto, which is likely to result in the assertion of material liability or creation of a material lien on the Real Property by any governmental body, agency or other Person with respect thereto.

            (g) Except as set forth in the Environmental Reports, to the knowledge of Sellers, no Seller has transported or arranged for the transportation of any Hazardous Materials to any location which is: (i) listed on, or proposed for listing on, the EPA's National Priorities List published at 40 CFR Part 300 or on any similar state list, or (ii) the subject of any regulatory action which may lead to claims against any of the Sellers for material damages to natural resources, personal injury, clean-up costs or clean-up work.

            (h) Schedule 3.37 contains a list of the sites where Sellers' Hazardous Materials have, to their knowledge, been sent during the past twelve (12) months, or are currently being sent for disposal, treatment, recycling or storage, including the address of each such site, and a description and estimate of the amount of the Sellers' Hazardous Materials disposed of, treated, recycled or stored at each such site during such period.

            (i) Schedule 3.37 contains a list containing the name and address of each person, firm, corporation or other entity engaged by Sellers in the handling, transportation or disposal of any of the Sellers' Hazardous Materials, a description of such Hazardous Materials, and an estimate of the amount of such Hazardous Materials disposed of during the past twelve (12) months.

      3.38 BROKER'S FEES. Except as described on Schedule 3.38, Sellers have not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

      3.39 FOREIGN ASSETS. Except as set forth on Schedule 3.39, no Seller has in connection with the Business any interest in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located.

      3.40 FOREIGN OPERATIONS AND EXPORT CONTROL. All Sellers have at all times conducted the Business and operated in all material respects:

            (a) pursuant to valid permits, licenses, certificates, accreditations and qualifications to do business in all jurisdictions outside the United States where such permits, licenses, certificates, accreditations and qualifications are required by local Law except where the failure to so qualify would not have a Material Adverse Effect;

            (b) in compliance with all applicable foreign Laws, including, without limitation, Laws relating to foreign investment, foreign exchange control, immigration, employment and taxation, and, to Sellers' knowledge, no claims have been filed against any of the Sellers and no investigations are pending or threatened against Sellers alleging a violation of any such Laws;

            (c) without notice of violation of and in compliance with all relevant anti-boycott legislation, including without limitation the Tax Reform Act of 1976, as amended, the Export Administration Act of 1979, as amended, the Export Administration Amendments Act of 1985, and regulations thereunder, including all reporting requirements, the International Traffic in Arms regulations, and the regulations of the Office of Foreign Assets Control of the U.S. Treasury Department;

            (d) without violation of and pursuant to any required export licenses granted under the Export Administration Act of 1979, as amended, and the Export Administration Amendments Acts of 1981 and 1985, and regulations thereunder, which licenses are described on Schedule 3.41; and

            (e) without violation of the Foreign Corrupt Practices Act of 1977, and regulations thereunder.

      3.41 ABSENCE OF SENSITIVE PAYMENTS. To the knowledge of the Sellers, none of the Sellers nor any partner, officer or director of any of the Sellers, in connection with the Business:

            (a) have made or authorized any contributions, payments or gifts of funds or property to any Government official, employee or agent which was or is illegal under (i) the Foreign Corrupt Practices Act and the regulations adopted thereto, or (ii) applicable local Laws;

            (b) have directly or indirectly made any contribution to candidates for public office which would be a violation of (i) the Foreign Corrupt Practices Act and the regulations adopted thereto, or (ii) applicable local Laws; or

            (c) intentionally maintained any unrecorded fund or asset for any purpose.

      3.42 TRUTHFULNESS. No representation or warranty of Sellers or any of them herein and no written statement or certificate furnished or to be furnished by or on behalf of Sellers pursuant hereto or in connection with the Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      3.43 BANK ACCOUNTS OF SELLERS. Set forth on Schedule 3.43 hereto is a list of all bank accounts and safe deposit boxes maintained by each of QGI and QGWI, together with the names of all Persons who are authorized signatories or have access thereto.

      3.44 BOOKS AND RECORDS. The books of account, stock record books and minute books and other corporate records of Sellers are in all material respects complete and correct, have been maintained in all material respects in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements in all material respects.

      3.45 PERMITTED LIENS. Schedule 3.45 and Part II of Schedule 3.18 contain a true and complete list of all Permitted Liens encumbering the Purchased Assets of the type described in clause (iv) of the definition of Permitted Liens.

      3.46 MATERIALITY. The matters and items excluded from the representations and warranties set forth in this Article by operations of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement, or consented to in writing by Sellers' Representative, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the sale contemplated hereby.

      4.1 CORPORATE EXISTENCE OF BUYER. SPC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where such qualification is required except where failure to so qualify will not have a material adverse effect on Buyer. SPC has the corporate power and authority to own and use its properties and to transact the business in which it is engaged. In the event Buyer assigns its rights and obligations hereunder to a subsidiary or affiliate, as provided in Section 12.1 hereof, such subsidiary or affiliate will be a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation; and such subsidiary or affiliate will have the corporate power and authority to own and use its property and to transact the business in which it is engaged.

      4.2 APPROVAL OF AGREEMENT.

            (a) The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the Transaction contemplated hereby and thereby have been duly authorized, approved and ratified by all necessary corporate action on the part of SPC and any Affiliate thereof party thereto. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications will be delivered to Closing and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, SPC has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transaction contemplated hereby. In the event

                  Buyer assigns its rights and obligations hereunder to a wholly-owned subsidiary or Affiliate, as provided in Section
                  12.1 hereof, such assignment will have been approved by all necessary corporate action of such subsidiary or Affiliate, and such subsidiary or affiliate will have full power and authority to perform its obligations hereunder.

            (b) Assuming the due execution and delivery hereof and thereof by Sellers and each Controlling Shareholder which is a party hereto or thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of SPC and any Affiliate thereof party thereto enforceable against it according to their terms, subject as to enforceability to the effect of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      4.3 NO BREACH OF ARTICLES. Except as set forth on Schedule 4.3, the execution of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the articles or certificate of incorporation or association or bylaws of SPC, or any material agreement, indenture, evidence of indebtedness or other commitment to which SPC (or any subsidiary or affiliate to which Buyer assigns its rights and obligations hereunder, as provided in Section
12.1 hereof) is a party or by which it is bound, which breach of default would have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

      4.4 SEC FILINGS. As of their respective dates, SPC's (i) Annual Reports on Form 10-K for the years ended May 2, 1998, May 3, 1997 and April 27, 1996, as filed with the SEC, (ii) proxy statements relating to all of SPC's meetings of stockholders (whether annual or special) since April 30, 1995, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Buyer with the SEC since April 30, 1995 (including all exhibits and schedules thereto and documents incorporated by reference therein) (together, the "SEC Filings") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.5 SOLVENCY. As of the execution and delivery of this Agreement, SPC is, and, as of the Closing Date, will be solvent, and SPC will not be rendered insolvent on account of the Transactions contemplated hereby.

      4.6 NO BREACH OF LAW. SPC has in all material respects complied with and is not in any material respect in default under or in breach or violation of any applicable Law of any Government body, or the provisions of any franchise or license, or in breach or violation of any provision of its respective articles of incorporation and by-laws. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

      4.7 LITIGATION AND ARBITRATION. Except as set forth in the SEC Filings, there is no suit, claim, action or proceeding now pending or, to the knowledge of Buyer, threatened before any Court, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body, nor, to the knowledge of Buyer, are there any grounds therefor, to which SPC is a party, which may result in any judgment, Order, decree, liability, award or other determination which could reasonably be expected to have material adverse effect on the business of SPC, taken as a whole, or which will, or could reasonably be expected to, prevent or hamper the consummation of the Transaction.

      4.8 SPC SHARES. The Originally Issued Shares to be issued in connection with the Transaction, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, fully paid and non-assessable and will not be subject to any preemptive or other statutory rights of stockholders and will be issued in compliance with applicable United States federal and state securities laws.

      4.9 TRUTHFULNESS. No representation or warranty of Buyer and no written statement or certificate furnished or to be furnished by or on behalf of Buyer pursuant hereto or in connection with the Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      4.10 SPC SHARES BUY-BACK. Neither SPC nor any Affiliate of SPC has, during the ten day period prior to the Closing Date, purchased any SPC Shares in any open market transaction at a purchase price in excess of $15 per share.


                                   ARTICLE V.
                          COVENANTS CONCERNING SELLERS

            Sellers covenant and agree with Buyer that, as of the Effective Time until the earlier of the Closing Date or the date of termination or expiration of this Agreement, Sellers will conduct the Business in the Ordinary Course and subject to the following provisions and limitations:

      5.1 OPERATION OF THE BUSINESS. Sellers represent to Buyer that, except as set forth on Schedule 5.1, no Seller has taken any action nor incurred any liability or obligation of the type prohibited by Section 5.1 (a) through (l) below between the Interim Balance Sheet Date and the date hereof. Without the prior written consent of Buyer, none of the Sellers will:

            (a) grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, employee or agent (other than in the Ordinary Course, or pursuant to preexisting, commitments or policies in effect on the Interim Balance Sheet Date and which are disclosed in the Schedules hereto), enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent except, however, ordinary increases made in the Ordinary Course of the Business to employees or agents who are not directors or stockholders (or family members thereof);

            (b) hire any new employees other than in the Ordinary Course, enter into any employment contract or collective bargaining agreement;

            (c) enter into any Material Contract or engage in any transaction which is not in the Ordinary Course of the Business;

            (d) sell or dispose of or encumber any material amount of Assets which is not in the Ordinary Course of the Business except that Sellers may, with the prior written consent of Buyer, which consent shall not be unreasonably withheld, sell or otherwise dispose of assets which are not material to the Business provided that proceeds thereof are retained in the Business;

            (e) make, or enter into any Contract for, any capital expenditure or enter into any lease of capital equipment or real estate requiring an expenditure of more than $50,000;

            (f)   create, assume, incur or guarantee any Indebtedness other than
                  (i) in the Ordinary Course of the Business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Material Contracts disclosed in the Schedules delivered pursuant hereto;

            (g) except as authorized by Section 2.14 and except for dividends/distributions accrued on the Interim Balance Sheet, declare or pay any dividend or make any sale of, or distribution in respect of, their partnership or member interests or directly or indirectly redeem, purchase or otherwise acquire any of their capital stock or issue any of their partnership interests or other securities;

            (h) make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or their financial structure;

            (i) make any amendments to or changes in their articles or certificate of partnership or partnership agreement or certificate of formation or operating agreement which would interfere with the consummation of the Transaction;

            (j) intentionally perform any act, or intentionally attempt to do any act, or permit any act or omission to act, which will cause a breach of any Material Contract; or

            (k) pay or incur any Prohibited Expenses, except for (i) payments at the rate of up to $250,000 per month for the period from the Interim Balance Sheet Date to the Closing Date (such payments are herein referred to as the "Approved Payments") and (ii) compensation to Verebay and Kaltman at rates equal to the rates of compensation specified in the Verebay Employment Contract and the Kaltman Employment Contract, respectively.

      5.2 PRESERVATION OF BUSINESS. Sellers shall, carry on the Business diligently and substantially in the same manner as heretofore conducted and shall use their commercially reasonable efforts to keep their business organizations intact, including their present employees and present relationships with suppliers and customers and others having business relations with Sellers. Sellers will at all times maintain in inventory quantities of raw materials, component parts, work in process, finished goods and other supplies and materials which, taken as a whole, are on a basis consistent with the present and reasonably expected future requirements of the Business.

      5.3 INSURANCE AND MAINTENANCE OF PROPERTY. Sellers will cause all the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured in substantially the same manner and to substantially the same extent as heretofore insured and will operate, maintain and repair all of such property in a manner materially consistent with Sellers' past practices.

      5.4 FULL ACCESS. Representatives of Buyer shall have full access at all reasonable times to all personnel, premises, properties, books, records, contracts, tax records and documents of Sellers, and Sellers will furnish to Buyer any information in respect of the Business as Buyer may from time to time reasonably request. Such examination and investigation by Buyer, and any discovery of facts resulting therefrom, shall not affect the warranties and representations of Sellers contained in this Agreement. All information provided to Buyer in accordance with this Section 5.4 shall be subject in all respects to that certain confidentiality letter dated June 5, 1998 between Buyer and Sellers.

      5.5 BOOKS, RECORDS AND FINANCIAL STATEMENTS. Sellers shall maintain their books and financial records so that financial statements based thereon may be prepared in accordance with GAAP. Said books and financial records shall fairly and accurately reflect the operations of the Business in all material respects. Sellers shall furnish to Buyer promptly, as available, monthly financial statements and operating reports applicable to the Business since Interim Balance Sheet Date, all of which shall be prepared in accordance with GAAP and shall present fairly in all material respects the financial position and results of operations of Sellers at the dates and for the periods indicated subject to normal year-end audit adjustments.

      5.6 OTHER GOVERNMENT FILINGS. Sellers will make, as soon as practicable following the execution hereof, all filings required by any Government agency in connection with the Transaction contemplated by this Agreement, including the filings required to be made by the Sellers under the HSR Act and under the New Jersey Industrial Site Recovery Act ("ISRA") with respect to the Real Property located in New Jersey. All information provided by Sellers in connection with such filings will be true, accurate and complete in all material respects and will comply in all material respects with all applicable Laws.

      5.7 TAX MATTERS.

            (a) Sellers shall pay the first $45,000 of all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Purchased Assets hereunder, whether levied on Buyer, the Purchased Assets or Sellers. Buyer and Sellers shall each bear one-half (1/2) of all such Taxes in excess of $45,000, if any. Sellers and Buyer shall jointly prepare, and file any Returns required in respect of such Taxes.

            (b) (1) Sellers and Buyer shall report Buyer's purchase of the Purchased Assets and pursuant to Section 1060 of the Code and other applicable Laws in a consistent manner in accordance with the Allocation and shall take no position contrary thereto. Such Allocation shall be determined in conjunction with the determination of Tax Liability under Section 2.14 in accordance with the Appraisal, subject to the adjustments set forth on Schedule 2.14. Buyer and Sellers each shall be responsible for the preparation of any statements and forms to be filed pursuant to Section 1060 of the Code or in accordance with other applicable Law. (2) Sellers shall, within a reasonable period of time before same are due, afford SPC an opportunity to review the relevant portions of all Tax Returns of Sellers in which Sellers (or any of them) report Buyer's purchase of the Purchased Assets and/or the taxable income of any Seller during the Pre-Closing Period, and SPC shall have a right of reasonable consent over those portions thereof relating to (i) the allocation of the Purchase Price among the Purchased Assets and (ii) the computation of the Sellers' taxable income during the Pre-Closing Period. In connection with such review, Sellers' Representative shall make available to Buyer all work papers, schedules, memorandum, calculations and supporting documentation applicable to the relevant portions of such Tax Returns, including, without limitation, a reconciliation between Sellers' taxable income and accounting income for the Pre-Closing Period. In the case of any dispute between the Parties under this sub-paragraph relating to the computation of the amount of the Tax Liability which cannot be resolved by good faith negotiations, either Buyer or Sellers' Representative may, by giving a Notice of Dispute to the other, refer the matter for resolution in accordance with the procedures set forth in Section 2.16 (which the Parties agree shall be the exclusive means and forum for resolving any such disputes).

            (c) Each Party agrees to furnish or cause to be furnished to the other Party, upon request, as promptly as practicable, such information and assistance (including reasonable access to books and records) relating to the Purchased

                  Assets as is reasonably necessary for the preparation of any Tax return, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid by such requesting Party.

            (d) Sellers shall furnish to Buyer, as provided in Section 1445(b)(2) of the Code, an affidavit pursuant to Section 1445(a), stating under penalties of perjury, Transferor's United States taxpayer identification number and that the Transferor is not a foreign person.

      5.8 FINANCIAL STATEMENTS. Sellers hereby undertake and agree to prepare, at their sole cost and expense, and deliver to Buyer (i) as soon as reasonably practicable after the date hereof, and in any event not later than five (5) business days prior to the Closing, the Interim Financial Statements and (ii) at the Closing, the other financial statements specified on Schedule 5.8; provided, however, that if despite the use of commercially reasonable efforts, it is not commercially practicable for Sellers to produce in time for the Closing the unaudited statements of income necessary for the preparation of the pro forma financial statements required to be included in SPC's Form 8K for the Transaction, Sellers shall, in lieu of delivering such financial statements at Closing, cooperate in all reasonable respects as may be requested by SPC in the production of such statements after the Closing.


                                   ARTICLE VI.
                                 OTHER COVENANTS

      6.1 CHANGE OF NAME. At the Closing, each of QGI and QGWI shall deliver duly executed certificates of amendment and/or other appropriate documents as may be required to change its name to some name other than Queens Group or any variation or abbreviation thereof and file appropriate notification of its change of name in all jurisdictions where such notification is required and take all other steps as may be reasonably appropriate and requested by Buyer to enable Buyer to use the name Queens Group and all variants thereof in connection with Buyer's operation of the Business.

      6.2 COVENANT OF COOPERATION. Buyer and Sellers' Representative shall cooperate with each other in obtaining, and use commercially reasonable efforts to help each other obtain, all of the consents and approvals listed on Schedule
3.19 hereto, which cooperation may include, if reasonable and appropriate under the circumstances, meeting with and promptly furnishing information to appropriate third parties.

      6.3 COVENANT OF NOTIFICATION. Buyer and Sellers' Representative shall each promptly notify the other upon (1) becoming aware of any Order or decree or any complaint praying for an Order or decree restraining or enjoining the consummation of this Agreement or the Transaction, or (2) receiving any notice from any Government department, Court, bureau, agency or commission of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin consummation of this Agreement or such Transaction, or (B) to nullify or render ineffective this Agreement or such Transaction if consummated.

      6.4 COVENANT OF GOOD FAITH. No Party hereto shall intentionally take any action which could be reasonably be expected to in any manner interfere with the carrying out of the Transaction on a timely basis, and shall use commercially reasonable efforts and proceed in good faith to cause to be met as promptly as reasonably practicable each condition to Closing over which it shall have any control.

      6.5 EMPLOYEES.

            (a) Buyer agrees to recognize, as of the Closing Date, the labor unions identified in the Collective Bargaining Agreements as the collective bargaining representatives of the Employees for whom such unions are the collective bargaining representatives as of the Closing Date, and further agrees to assume, the Collective Bargaining Agreements.

            (b) As of the Closing Date, Buyer shall include all nonunion Continuing Employees who presently participate in the Queens Group, Inc. 401(k) Plan in the Shorewood Packaging Corporation Retirement and Savings Plan ("Buyer's 401(k) Plan") and shall grant credit in Buyer's 401(k) Plan for all past service with Seller for eligibility and vesting purposes.

            (c) Effective as of the Closing Date, Buyer shall provide, or shall cause an Affiliate to provide, health coverage under a health care Plan of Buyer to all Employees to whom it offers employment and who accept such employment and who were entitled to health coverage under one or more of the health care Plans of the Sellers immediately prior to the Closing Date, and their eligible dependents. Buyer shall permit such participation without the application of any additional minimum eligibility period of employment for coverage and without any additional restriction for pre-existing conditions and shall provide credit toward the payment of any deductible with respect to such plan. Buyer shall in its sole discretion determine the level of health coverage benefits and reserves to right to amend, modify or terminate such coverage at any time. In addition, as of the Closing Date Buyer or an Affiliate thereof also will offer coverage for the duration of the coverage period required under Section 4980(B)(f)(2)(B) of the Code under the health care Plans of Buyer covering the employees after the closing to any former Employees (together with their eligible dependents) who have been previously employed in any capacity by any Seller and who as of the Closing Date, either (i) already had elected health care continuation coverage under the provisions of Section 4980B of the Code or (ii) are in an election period to elect such coverage, in accordance with Section 4980B(f)(5) of the Code, as of the Closing Date, and Buyer shall provide all notices in accordance with Section 4980B(f)(6) of the Code in connection therewith.

            (d)   Multiemployer Plans

                  (1) Immediately after the Closing Date, Buyer shall make contributions with respect to the operations of the Business on behalf of Employees working in the Business to such of the Plans that are the Multiemployer Plans as set forth on Schedule 3.26 for substantially the same number of contribution base units for which the Sellers had an obligation to contribute to such Multiemployer Plans with respect to the operations of the Business on behalf of Employees working in the Business. Nothing in this section shall be construed as impairing or limiting Buyer's right to discharge, lay off or hire employees or otherwise to manage the operations of the Business, including but not limited to, the right to amend, revise or terminate any Collective Bargaining Agreement currently in effect.

                  (2) During the period of five Plan years commencing with the first Plan year commencing after the Closing Date (the "Contribution Period"), Buyer shall provide the following in each such Multiemployer Plan: either a bond or an escrow in the manner required by the provisions of
                        Section 4204(a)(1)(B) of ERISA in an amount which is the greater of (i) the average annual contribution required to be made by the Sellers under each such Multiemployer Plan with respect to the operations of the Business for the three (3) Plan years inclusive preceding the Plan year in which the Closing Date occurs or (ii) the annual contribution that the Sellers were required to make with respect to the operations of the Business under each such Multiemployer Plan for the last Plan year before the Plan year in which the Closing Date occurs. The costs of maintaining such bond or escrow shall be borne by the Buyer. If Buyer fails to make a contribution to each such Multiemployer Plan when due or if Buyer withdraws (in either a complete or partial withdrawal with respect to the operations of the Business) from each such Multiemployer Plan at any time during the Contribution Period, the respective bond or escrow shall be paid to the Multiemployer Plan. Upon expiration of the Contribution Period (or such earlier date that an escrow is not required under law), the escrow, including the interest earned thereon, shall be returned to Buyer. Notwithstanding anything contained in this paragraph (2) to the contrary, Buyer shall not be obligated to provide the bond or escrow required herein in the event Buyer obtains a proper variance or exemption under Section 4204(c) of ERISA and the applicable regulations thereunder, provided all requirements of said variance or exemption are met. The Sellers shall cooperate with Buyer, at Buyer's expense, in obtaining any such variance or exemption and shall consent to any application for variance or exemption made to the PBGC.

                  (3) From the Closing Date until final determination of any withdrawal liability, the Sellers authorize Buyer to commence discussion and from and after the Closing Date until final determination, to initiate arbitration, litigation or to do any other act which Buyer deems, in its discretion, appropriate in order to reduce or eliminate any withdrawal liability or any escrow or bonding requirement imposed by each such Multiemployer Plan which Buyer is required to satisfy under the terms of this Agreement. The Sellers agree to reasonably assist Buyer, at Buyer's expense, in any proceedings commenced in accordance with this paragraph (3).

                  (4) If Buyer at any time withdraws from any such Multiemployer Plan (in either a complete or partial withdrawal with respect to the operations of the Business) during the Contribution Period, the Sellers shall be secondarily liable for any withdrawal liability the Sellers would have to the Multiemployer Plan with respect to the operations of the Business (but for the provisions of Section 4204 of ERISA) if the liability of Buyer with respect to such Multiemployer Plan is not paid, and the Buyer shall indemnify and hold the Sellers harmless from any such withdrawal liability and liability the Sellers would have had with respect to the operations of the Business.

                  (5) During the Contribution Period and pursuant to Section 4204(a)(3)(A) of ERISA, in the event a bond or escrow of the Sellers is required pursuant to Section 4204(a)(3)(A) of ERISA, the Buyer shall, on behalf of the Sellers, provide such bond or escrow and any necessary or additional collateral. The amount of such bond or escrow shall be the present value of the withdrawal liability the Sellers would have but for
                        Section 4204 of ERISA. The costs of maintaining such bond or escrow shall be borne by the Buyer. Upon expiration of the Contribution Period or such earlier date that an escrow is not required under law, the escrow, including interest earned thereon, shall be returned to the Buyer.

                  (6) Notwithstanding the foregoing, Buyer shall not be required to provide a bond or escrow pursuant to Section 4204 of ERISA or to make the contributions described in paragraph (1) of this Section 6.6(6) if the trustees of each such Multiemployer Plan would have assessed no withdrawal penalty against the Sellers had the Sellers completely withdrawn from such Multiemployer Plan (but for the operation of Section 4204 of ERISA) or in the event liability had been assessed, the liability would have been reduced to zero pursuant to the de minimis provisions of Section 4209 of ERISA.

            (e) All expenses covered under medical, dental, vision, prescription drug, travel accident, accidental death and dismemberment, and life insurance Plans (if any) of Buyer and which are incurred by Employees who are employed by Buyer ("Continuing Employees") and their dependents on or after the Closing Date, including any expenses attributable to facts or conditions existing on or before the Closing Date, are the responsibility of Buyer and shall be paid directly by Buyer or its insurance carrier to such Continuing Employees and dependents. Buyer shall be responsible for any medical, dental or life insurance coverage under the terms of Buyer's Plans (if any) due to any Continuing Employees and their dependents who retire after the Closing Date. All short-term, long-term and extended disability benefits under the terms of Buyer's plans (if any) payable to Continuing Employees and their dependents who become disabled on or after the Closing Date shall be the responsibility of Buyer and shall be paid directly by Buyer or its insurance carrier to such Continuing Employees and their dependents.

            (f) Buyer shall permit a rollover of account balances from the Queens Group, Inc. 401(k) Plan and the Queens Group Profit Sharing Plan, attributable to Continuing Employees, to the Shorewood Packaging Corporation Retirement and Savings Plan. Buyer shall adopt a tax qualified Plan for Continuing Employees who were covered under the Queens Group, Inc. Union 401(k) Plan (the "Union 401(k) Plan") immediately prior to the Closing Date which provides the same level of benefits as were provided by the Union 401(k) Plan as of the Closing Date and shall grant credit for all past service with Sellers for eligibility and vesting purposes.

            (g) If any Continuing Employees are terminated by Buyer after the Closing Date, any obligations arising out of such termination of employment, including but not limited to severance, accrued vacation pay, COBRA obligations, notices or compensation required under the Worker Adjustment and Restraining Notification ("WARN Act"), employment discrimination complaints, unfair labor practice charges, grievance under any collective bargaining agreement, breach of contract claims, and wrongful termination and related tort claims, shall be the sole responsibility of Buyer, provided that Buyer shall not be responsible for any Severance Obligations of Sellers other than Assumed Severance Obligations. Notwithstanding the foregoing, Buyer retains all remedies set forth in this Agreement for breach of any representations and warranties of Sellers.

            (h) As of the Closing Date, Sellers shall assign to Buyer the assets and liabilities of the Queens Group, Inc. Cafeteria Plan, the Queens Group Indiana, Inc. Cafeteria Plan, the Queens Group New Jersey Cafeteria Plan and the Queens Group, Inc. North Carolina Cafeteria Plan (collectively, the "Cafeteria Plans"). Buyer shall assume all such liabilities and adopt the Cafeteria Plans and shall continue the Cafeteria Plans through December 31,

                  1998. Effective January 1, 1999, Continuing Employees shall be eligible to participate in the cafeteria plans maintained by Buyer for Buyer's employees.

            (i) All expenses covered under medical, dental, vision, prescription drug, disability, travel accident, accidental death and dismemberment, and life insurance Plans of Sellers (if any) and which are incurred by Employees and their dependents on or after the Interim Balance Sheet Date and prior to the day after the Closing Date, including any expenses attributable to facts or conditions existing on or before the Interim Balance Sheet, are the responsibility of Buyer and shall (to the extent not otherwise paid by Seller or their insurance carriers during the Pre-Closing Period) be paid directly by Buyer or its insurance carrier to such Employees and dependents.

            (j) This Section 6.5 shall govern employee benefits and employment matters and shall supersede any provision in this Agreement to the contrary.

      6.6 RETENTION OF RECORDS. All of the files, lists and records included in the Purchased Assets which are reasonably required by the Sellers' Representative for the review of proposed Purchase Price adjustments or indemnification claims, preparation of Tax Returns and the like, or the resolution of any dispute between the Parties hereto, shall, on reasonable notice, be made available by Buyer to the Sellers' Representative, during normal business hours, for examination and duplication (at the expense of the Sellers) after the Closing at Buyer's offices in New York City or Long Island for a period of five (5) years from and after the Closing Date. From and after the expiration of the period provided in the preceding sentence, Buyer shall have the right to destroy any of such files, lists or records; provided, however, it shall first comply with the following provisions of this subsection. At least thirty (30) days prior to destroying any of said files, lists and records, Buyer shall give notice of its intention to do so to the Sellers' Representative. If the Sellers' Representative shall notify Buyer that the Sellers wish to retain any of the files, lists or records which Buyer intends to destroy, Buyer shall (at the expense of the Sellers) deliver such files, list or records to a location designated by the Sellers' Representative in said notification.

      6.7 ENVIRONMENTAL REMEDIATION.

            (a) Subject to the provisions of this Section and Schedule 6.7 and provided it acts in good faith and in a commercially reasonably manner, Buyer shall have the right, after the Closing, to conduct and perform the Approved Environmental Compliance Work. Sellers' Representative shall have the right to participate fully in all aspects of the Approved Environmental Compliance Work and shall be given the right to attend all meetings and discuss in advance all material actions to be taken with respect thereto, as provided for in
                  Schedule 6.7. Subject to the limitations on recovery set forth in Section 10.3(a), Buyer may fund the Environmental Costs of performing the Approved Environmental Compliance Work from the

                  Performance Escrow Deposit on the following basis, 100% of such costs up to the applicable Approved Environmental Budget and 90% of such costs in excess of such budget, all as more specifically described in the Performance Escrow Agreement (with the balance of such 10% to be paid by Buyer out of its own funds), provided however, in the event Buyer's costs with respect to any Approved Environmental Compliance Work exceed by 125% the Approved Environmental Budget with respect thereto, Buyer shall be able to continue with such compliance work but may not fund the costs above 125% the Approved Environmental Budget from the Performance Escrow Deposit until the Parties, through good faith negotiations, agree on a new budget for the costs with respect to any Approved Environmental Compliance Work, or if an agreement can not be reached, until the dispute is resolved in accordance with
                  Section 6.7(f) below. In the event it is finally determined that the Sellers' Representative would not have been obligated to incur such additional costs, then such costs shall be borne solely by the Buyer and Buyer shall have no right to reimbursement from the Performance Escrow Deposit.

            (b) Subject to the provisions of this Section and Schedule 6.7 and provided it acts in good faith and in a commercially reasonable manner, Buyer shall have the sole right, after the Closing, to conduct and perform the Approved Environmental Investigation Work. Sellers' Representative shall have the right to participate fully in all aspects of the Approved Environmental Investigation Work and shall be given the right to attend all meetings and discuss in advance all material actions to be taken with respect thereto as provided for in
                  Schedule 6.7. Subject to the limitations on recovery set forth in Section 10.3(a), Buyer may fund the Environmental Costs of performing the Approved Environmental Investigation Work from the Performance Escrow Deposit on the following basis, 100% of such costs up to the applicable Approved Environmental Budget and 90% of such costs in excess of such budget, all as more specifically described in the Performance Escrow Agreement (with the balance of such 10% to be paid by Buyer out of its own funds), provided however, in the event Buyer's costs with respect to any Approved Environmental Investigation Work exceed by 125% the Approved Environmental Budget with respect thereto, Buyer shall be able to continue with such investigation work but may not fund the costs above 125% of the Approved Environmental Budget from the Performance Escrow Deposit until the Parties, through good faith negotiations, agree on a new budget for the costs with respect to any Approved Environmental Investigation Work, or if an agreement can not be reached, until the dispute is resolved in accordance with Section 6.7(f) below. In the event it is finally determined that the Sellers' Representative would not have been obligated to incur such additional costs, then such costs shall be borne solely by the Buyer and Buyer shall have no right to reimbursement from the Performance Escrow Deposit.


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
            (c)   New Jersey Property

                  (1) With regard to the New Jersey Property, Seller shall, prepare, execute and file an application, acceptable to Buyer in its reasonable discretion, with the NJDEP (the "NJDEP Application") and take such action as may be necessary to secure from the NJDEP approval for the "triggering event" (as such term is defined under ISRA) (including obtaining any of the items specified on Schedule 6.7(c) with respect thereof), and shall cooperate with Buyer in order to secure, post or obtain any and all requisite remediation funding sources (from the Performance Escrow Deposit) as may be required by the NJDEP in connection therewith, in order to assist Buyer in achieving the Approved Remediation Standard. Buyer shall have the right to consult with Sellers' Representative with respect to the content and scope and processing of the NJDEP Application and it and its representatives shall have the right to participate in the consultations with the NJDEP, all in accordance with the Environmental Procedures.

                  (2) TRC shall, and Seller Representative shall cause TRC to, provide any certification required in connection with the NJDEP Application promptly upon Buyer's request therefor (and in any event no later than five (5) business days after such request is made). If the NJDEP requires that the Parties enter into a remediation agreement (the "Remediation Agreement") (i) TRC shall, and Sellers' Representative shall cause TRC to, execute a Remediation Agreement in the form required by the NJDEP, (ii) Buyer shall have the sole right to withdraw from (or cause to be segregated) the Performance Escrow Deposit in accordance with the Performance Escrow Agreement such monies as may required by the NJDEP to secure the performance of the applicable Approved Environmental Remediation Work (the "Remediation Funding Source"), (iii) subject to the provisions of this Section and Schedule 6.7, and provided that it acts in good faith and in a commercially reasonable manner, Buyer shall have the right to conduct and perform the Approved Environmental Investigation Work and the Approved Environmental Remediation Work in accordance with the Environmental Remediation Procedures with a view to achieving the Approved Remediation Standard and (iv) at such time as Buyer shall have received from the NJDEP a no further action letter without conditions and the NJDEP grants approval that the Remediation Funding Source may be withdrawn, with respect to the Environmental Conditions identified at the New Jersey Property, Buyer shall, as applicable, either promptly return to the Performance Escrow Agent all amounts of the Remediation Funding Source not previously drawn upon to be administered and disbursed by the Performance Escrow Agreement in accordance with the terms of the Performance Escrow Agreement, or cause such Remediation Funding Source to be withdrawn.


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
                  (3) Buyer shall execute and file all necessary documents with the NJDEP in order to achieve the Approved Remediation Standard. Sellers' Representative shall have the right to participate fully in all aspects of the Approved Environmental Remediation Work and shall be given the right to attend all meetings and discuss in advance all material actions to be taken with respect thereto, as provided for in Schedule 6.7.

                  (4) Subject to the limitations on recovery set forth in
                  Section 10.3(a), Buyer may fund the Environmental Costs of performing such Approved Environmental Remediation Work from the Performance Escrow Deposit on the following basis, one hundred percent (100%) of such costs up to the applicable Approved Environmental Budget and ninety percent (90%) of such costs in excess of such budget, and as more specifically described in the Performance Escrow Agreement (with the balance of such 10% to be paid by Buyer out of its own funds), provided however, in the event Buyer's costs with respect to any Approved Environmental Remediation Work exceed by 125% the Approved Environmental Budget with respect thereto, Buyer shall be able to continue with such remediation work but may not fund the costs above 125% of the Approved Environmental Budget from the Performance Escrow Deposit until the Parties, through good faith negotiations, agree on a new budget for the costs with respect to any Approved Environmental Remediation Work, or if an agreement can not be reached, until the dispute is resolved in accordance with Section 6.7(f) below. In the event it is finally determined that the Seller's Representative would not have been obligated to incur such additional costs, then such costs shall be borne solely by the Buyer and Buyer shall have no right to reimbursement from the Performance Escrow Deposit.

                  (5) If TRC fails for any reason to execute and deliver either the certification or the Remediation Agreement promptly within five (5) business days after request therefor is made by Buyer, the indemnification provided for in Section 10.2(b)(iv) shall be suspended and of no force or effect for the period of time until TRC executes and delivers the requested document. Sellers or TRC shall execute and deliver to Buyer all documents reasonably required by Buyer in order to achieve the Environmental Remediation Standard, provided such documents do not address matters for which Sellers or TRC are not responsible for under this Agreement. Buyer hereby waives (and agrees not to assert) any and all rights Buyer may have in accordance with ISRA and the rules and regulations promulgated thereunder to rescind the Transaction contemplated by this Agreement arising out of Sellers' failure to secure prior to Closing a no further action letter or other approval from the NJDEP. However, nothing contained herein shall limit, suspend, void or eliminate Sellers' obligations to comply with the provisions of this Section 6.7, it being understood and agreed that Sellers' obligations as set forth in Section 6.7 of this Agreement survive


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
                  Closing and shall remain in full force and effect notwithstanding this waiver provision or the indemnity provision contained in Section 10.2(b).

            (d) With regard to the Louisville and Stanley Properties, subject to the provisions of this Section and Schedule 6.7 and provided it acts in good faith and in a commercial reasonable manner, Buyer shall have the right, after the Closing, to make application to the applicable state governmental environmental agency to enter such state's voluntary remediation program or other similar program and to conduct and perform the Approved Environmental Investigation Work and Approved Environmental Remediation Work, in accordance with the Environmental Remediation Procedures, with a view to achieving the Approved Remediation Standard. Sellers' Representative shall have the right to participate in the Approved Environmental Remediation Work and shall be given the right to attend all meetings and discuss in advance all material actions to be taken with respect thereto, as provided for in Schedule 6.7. Subject to the limitations on recovery set forth in Section 10.3(a), Buyer may fund the Environmental Costs of performing such Approved Environmental Remediation Work from the Performance Escrow Deposit on the following basis, 100% of such costs up to the applicable Approved Environmental Budget and 90% of such costs in excess of such budget, and as more specifically described in the Performance Escrow Agreement (with the balance of such 10% to be paid by Buyer out of its own funds), provided however, in the event Buyer's costs with respect to any Approved Environmental Remediation Work exceed by 125% the Approved Environmental Budget with respect thereto, Buyer shall be able to continue with such remediation work but may not fund the costs above 125% of the Approved Environmental Budget from the Performance Escrow Deposit until the Parties, through good faith negotiations, agree on a new budget for the costs with respect to any Approved Environmental Remediation Work, or if an agreement can not be reached, until the dispute is resolved in accordance with Section 6.7(f) below. In the event it is finally determined that the Seller's Representative would not have been obligated to incur such additional costs, then such costs shall be borne solely by the Buyer and Buyer shall have no right to reimbursement from the Performance Escrow Deposit.

            (e) Sellers' Representative shall, within 90 days after the Closing Date, cause BRC to make application to enter the Indianapolis Property into the Indiana Voluntary Remediation Program, and in a timely manner, to undertake all investigation, monitoring remediation or other action necessary to achieve the Approved Remediation Standard. Sellers may fund 100% of the Environmental Costs of performing such actions from the Performance Escrow Deposit, as more specifically described in the Performance Escrow Agreement.


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
            (f) Buyer shall not request any disbursements from the Performance Escrow Deposit under Section 4 of the Performance Escrow Agreement which it is not entitled to request under the provisions of this Section 6.7 or until the applicable Sellers' Basket is exhausted. Further, Buyer shall, if requested by the Sellers' Representative, itself pay or reimburse Sellers' Representative for any expenses incurred under this Section 6.7 until the applicable Sellers' Basket is exhausted.

            (g)   Environmental Dispute Resolution Mechanism

                  (1) Whenever Sellers' Representative or Buyer shall provide to the other an Environmental Notice of Dispute relating to matters in this Section 6.7 (an "Environmental Dispute"), Buyer and Sellers' Representative shall, upon the addressee's receipt of the Environmental Notice of Dispute, promptly consult with each other with respect to their specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and the Sellers' Representative within 30 days after the Environmental Notice of Dispute is given, they shall refer the dispute to an independent and reputable environmental consulting firm, which (a) has not worked for any of the Sellers or Buyer, or any of their respective Affiliates or legal counsel, within three years from the date of the dispute and (b) shall be reasonably acceptable to the parties to the dispute (the "Independent Consultant"), to finally determine, as soon as practicable, and in any event within 30 days after such referral, all points of disagreement with respect to the matter at hand. The Independent Consultant shall establish the procedures for resolving such dispute (including procedures for the presentation of evidence) giving due regard to the intention of the Parties to resolve Environmental Disputes as quickly, efficiently and inexpensively as possible. All hearings shall be held on an expedited basis and shall be confidential. The means and forum for resolving Environmental Disputes set forth in this Section 6.7 shall be the exclusive means and forum for resolving Environmental Disputes, and the parties shall comply with any determination made by the Independent Consultant. The fees and expenses of the proceedings and the Independent Consultant incurred by the Parties in connection with the proceedings shall be allocated between the Parties by the Independent Consultant in proportion to the extent any Party did not prevail on the merits of the items in dispute in question. All determinations by the Independent Consultant shall be final, conclusive and binding with respect to the dispute in question and the allocation of costs.

                  (2) During the pendency of any Environmental Dispute, Buyer and Sellers' Representative shall each afford the other and its authorized


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
                        representatives with reasonable access, during normal business hours and upon reasonable prior written notice, to all relevant documents, reports records (including work papers, schedules and memoranda), laboratory reports and supporting materials in its possession and relevant to or derived from the dispute in question, provided that neither Party shall be required to disclose to the other any material which is the subject of an attorney-client privilege and in any case the disclosing party may, as a condition to furnishing any information, require that the other party agree to be bound in writing by standard and customary confidentiality covenants and other reasonable restrictions governing the use of non-public information.

                  (3) With respect to each Budget which in the first instance, must be agreed to or established by Sellers' Representative and Buyer after the Closing, each of Sellers' Representative and Buyer shall, at the appropriate time, submit to the other the proposed budget for the work in question. The parties shall thereupon proceed in good faith to resolve any disagreements between them with a view to adopting the applicable Approved Environmental Budget as promptly as practicable. If the parties are unable, despite good faith negotiations, to agree on any such budget, all disputes between them shall be resolved in accordance with the dispute resolution mechanism above. During the pendency of any dispute relating to any environmental compliance, investigation, monitoring or remediation work with respect to which, Buyer may fund the Environmental Costs of performing the Approved Environmental Remediation Work in question out of the Performance Escrow Deposit, as more specifically described in the Performance Escrow Agreement and subject to the limitations on recovery contained in
                        Section 10.3(a) up to an amount equal to the budget for such work proposed by the Sellers' Representative or, if greater, an amount of $400,000 for all items in dispute, provided, however, that if the amount actually withdrawn by Buyer from the Performance Escrow Deposit to fund such work exceeds the amount which it would have been entitled to withdraw if the applicable Approved Environmental Budget, as finally determined pursuant to the procedures above, had been in place at the outset of such work, Buyer shall, upon the final determination of the amount of such Approved Environmental Budget, promptly return to the Performance Escrow Deposit the amount of such excess.

            (g) Buyer shall obtain at least three competitive bids from recognized environmental contractors (one of which can be selected by Sellers' Representative) for any Approved Environmental Investigation Work or Approved Environmental Remediation Work where the cost for such work is anticipated to exceed $20,000 for any one item or for work to be given to


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
                  one contractor in the aggregate, and Buyer shall accept the lowest bid that meets Buyer's specifications for the work. Buyer shall not be required to bid consulting work related to the Approved Environmental Investigation Work and the Approved Environmental Remediation Work. Buyer agrees that Buyer's consultant shall charge rates which are competitive for environmental consulting services.

            (h) Buyer and Sellers agree that any and all proceeds received from any insurance carrier which has provided insurance coverage to Sellers or provided coverage with respect to the Environmental Property, where such proceeds are paid in connection with an Environmental Condition, shall be applied towards payment of the Environmental Costs to the extent that the amount thereof exceeds any costs or fees, including attorneys' fees, incurred in connection with the recovery of any such insurance proceeds.

      6.8 ENVIRONMENTAL REPORTS. Buyer has delivered to Sellers true, correct and complete copies of the Environmental Reports and all material memorandum from and to and material correspondence with Delta that in any way relate to any Environmental Conditions.

      6.9 RETENTION BONUSES, ETC. SPC hereby acknowledges that it has offered to enter into a three year employment agreement with Michael Sidrow providing employment as a director in its Management Information Systems Department at the same base salary as currently enjoyed by him and providing standard benefits as offered to other similarly situated executives of Buyer and providing substantially the same severance benefits as the Sidrow Contract (other than relating to change of control of Buyer). SPC acknowledges that it has been provided by Sellers with copies of the employment agreements listed on Schedule
3.22 and that, assuming the authenticity and completeness of such copies provided to it by Sellers, based on its review of the Contracts, of those Contracts, only the Sidrow Contract and the Agreement between Erwin Moskowitz and QGI dated July 28, 1998 provide for the payment of Retention Bonuses which would or could be triggered by the consummation of the Transaction.

      6.10 OLIVER TRUCKING. Buyer agrees to assume the Material Contract set forth in Part V, Item 2 of Schedule 3.18; provided, however, Buyer expressly reserves the right to renegotiate the pricing terms thereof.

      6.11 HECHT. Buyer agrees to provide health coverage under one or more of its health care Plans to Leonard Hecht and his eligible dependents for the period through January 10, 1999, provided that Mr. Hecht shall pay a premium to Buyer in the amount which he would otherwise be required to pay to Buyer if he were receiving health care continuation coverage under COBRA during such period. Thereafter, Mr. Hecht shall be entitled to elect to receive COBRA coverage as provided in Section 6.5(c).

      6.12 NEW JERSEY TITLE. Sellers' Representative, on behalf of Sellers, shall undertake to and use its best efforts to correct a title defect relating to a potential overlap, gap or gore with respect to the New Jersey Property (the "Title Defect"). Buyer acknowledges and agrees that if its title insurance company will issue an owners policy of title insurance at regular rates without


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
exception as to the Title Defect, for that property as shown on a certain survey prepared by Paul Berg, Jr. dated October 3, 1997 and last revised September 21, 1992 and by this reference made a part hereof as fully as if set forth herein (the "Berg Survey"), Sellers' Representative shall have no further obligations under this Section 6.12.


                                  ARTICLE VII.
                             COVENANT NOT TO COMPETE

      7.1 COVENANT NOT TO COMPETE.

            (a) As a further inducement to Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities, each Seller agrees that, in addition to any restrictions on competition to which the Sellers or any of them, may be subject by contract or as a matter of law or equity, for a period of five (5) years from the Closing Date (the "Restricted Period"), each of them will not, directly or indirectly: (i) engage in or in any way own, manage, operate, control or otherwise advise or assist or be actively connected with any enterprise which engages in, or otherwise carries on, any business activity which produces or otherwise manufactures and/or sells packaging products (the "Competitive Products") or in any other manner is in competition with the current Business of Sellers or any related business in which it is aware Buyer is planning to engage or (ii) with respect to the Competitive Products, solicit or accept business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with Sellers once or more than once) or accounts of Sellers (during the period beginning eighteen (18) months prior to the Closing Date and ending on the Closing Date) or Buyer (after the Closing Date). Notwithstanding the foregoing, nothing contained in this
                  Article VII shall be deemed to prohibit any Seller from (i) maintaining an ownership interest in, or participating in the operations of, Oliver Trucking Corporation, provided that the business activities of Oliver Trucking Corporation are limited solely to trucking, trucking brokerage and warehousing and other activities not involving Competitive Products, (ii) maintaining an ownership interest in, or participating in the development and licensing of, the "Q-Pack" patent and related Intellectual Property Rights, provided that such activities are in strict compliance with the terms of the License Agreement, or (iii) maintaining ownership of and conveying or leasing the Indianapolis Property.

            (b) It is expressly understood and agreed that although Sellers and Buyer consider the restrictions contained in this Section to be reasonable in the context in which made, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Section is unreasonable or otherwise unenforceable, neither this Agreement nor the


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
                  provisions of this Section shall be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such court may judicially determine or indicate to be reasonable, and as so modified, the restrictions contained in this Section shall be binding and enforceable.

            (c) Each Seller specifically acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect the interests Buyer will acquire in the Business hereunder.

            (d) The covenants contained in this Article VII shall be deemed to be a series of separate covenants, one for each product line in each county and each city of every state in which any Seller has heretofore conducted or now conducts the Business. Each separate covenant shall hereinafter be referred to as a "Separate Covenant."

            (e) If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

            (f) If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants.

      7.2 EMPLOYEES. Each Seller agrees that during the Restricted Period neither it nor its successors or assigns will hire any Person who is at that time, or was at any time within six (6) months prior thereto, in the employ or service as a consultant or representative or otherwise of Sellers in connection with the Business, and whom Buyer intends to employ or otherwise retain, or seek to entice, induce or in any manner influence any such employee to leave his or her employment or not accept or continue in such employment; provided, however, that such Seller shall not be in breach of this provision unless the person so solicited or induced is hired by such Seller or any of its Affiliates or any other entity on whose behalf Seller solicited or induced such person within six
(6) months after the last act constituting such solicitation or inducement,


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
provided that such solicitation or inducement did not include any commitment to employ the person so solicited or induced after the expiration of the aforesaid six (6) month period.

      7.3 CONFIDENTIALITY. No Seller will at any time disclose to any person other than Buyer or use any "Proprietary Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Proprietary Information" means all trade names, trademarks, service marks, patents, copyright and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Notwithstanding the foregoing, the following shall not constitute Proprietary Information for purposes of this Agreement: (i) information which is or becomes generally available to the public other than as a result of a disclosure in breach of the terms of this Agreement, and (ii) as to any particular Seller, information which rightfully comes into the possession of such Seller without restriction hereunder and without direct or indirect breach hereof. If a Seller is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose Proprietary Information, such Seller shall promptly notify Buyer of such request or requirement so Buyer may seek an appropriate protective order or other appropriate remedy or provide a waiver of compliance with the confidentiality and non-disclosure provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Buyer grants a waiver hereunder, such Seller may furnish that portion (and only that portion) of the Proprietary Information which, in the written opinion of counsel to such Seller, such Seller is legally compelled to disclose and such Seller will exercise commercially reasonable efforts (at Buyer's expense) to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information so furnished. Sellers recognize and agree that all documents and objects containing any Proprietary Information, whether developed by Sellers or by someone else for Sellers, will after the Closing Date become the exclusive property of Buyer.

      7.4 REMEDIES. Because the breach or anticipated breach of the restrictive covenants provided for in this Article VII will result in immediate and irreparable harm and injury to Buyer, for which it will not have an adequate remedy at law, Sellers agree that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should Buyer be determined the prevailing party in a final judgment on any such action, Buyer shall be entitled to reimbursement of attorneys' fees and costs incurred. If any Seller violates any of the restrictive covenants provided for in this Article VII, the Restricted Period shall be extended until five years after the date of entry of final judgment enforcing such provision and the time for appeal has lapsed.


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
      7.5 PERMITTED INVESTMENTS. Nothing contained herein shall restrict any Seller from owning capital stock of Buyer or one percent (1%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities.


                                  ARTICLE VIII.
                        CONDITIONS TO BUYER'S OBLIGATIONS

            The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

      8.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of Sellers contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Buyer pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article III, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 8.1) on the date hereof and on the Closing Date (except for changes specifically permitted hereunder or occurring in the Ordinary Course without breach of this Agreement) as though such representations and warranties were made on the Closing Date.

      8.2 PERFORMANCE OF THIS AGREEMENT. Sellers shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date and, in any event, shall have complied with the obligations to be performed by them under Sections 5.8 and 6.1.

      8.3 CERTIFICATE OF SELLERS. Buyer shall have received (i) a certificate signed by either of the President, Managing Partner or Managing Member of Sellers dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1 and 8.2 hereof have been fully satisfied, and (ii) the Estimated Payment Certificate. Such certificates shall be deemed representations and warranties of Sellers under this Agreement and there shall be no personal liability of the party executing the same (except for fraud or bad faith).

      8.4 OPINION OF COUNSEL. Buyer shall have received from Rubin Baum Levin Constant & Friedman, Counsel to Sellers, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit L.

      8.5 ESCROW AGREEMENTS. The Sellers and the Performance Escrow Agent shall have executed and delivered the Performance Escrow Agreement and, if the Working Capital shown on the Interim Balance Sheet is greater than six million dollars ($6,000,000), Sellers, Buyer and the Working Capital Escrow Agent shall have executed and delivered the Working Capital Escrow Agreement.


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
      8.6 ANCILLARY AGREEMENTS. Each Seller and each Controlling Shareholder and Oliver Trucking Corp. shall have executed and delivered each Ancillary Agreement to which he, she or it is a party.

      8.7 NO LAWSUITS. No Party hereto shall be under an injunction or other legal restriction which makes unlawful the closing of the Transaction and there shall not be instituted against a Party any litigation or proceeding (i) by any Government that relates to the Transaction or (ii) by any Person that either separately or in the aggregate could reasonably be expected to have a Material Adverse Effect or to prevent the consummation of the Transaction.

      8.8 CONSENTS. All consents and approvals listed on Part I of Schedule
3.19 shall have been obtained. All required consents and approvals from Governments shall have been obtained and all waiting periods required by Law shall have expired, except that the prior approval of, or any other action by, the NJDEP in respect of the transfer of fee title to the New Jersey Property from TRC to Buyer (or its designee) shall not be required as a condition precedent to the Transaction. Specifically, but without limitation, the waiting period specified in the HSR Act, including any acceleration or extensions thereof, shall have expired or been terminated.

      8.9 RELEASES. Buyer shall have obtained from each applicable lender or creditor whose Indebtedness is being discharged at Closing a pay-off letter and a commitment to promptly (i) release or terminate (x) all security interests and
(y) all guaranties or support obligations of Sellers or the Controlling Shareholders securing such Indebtedness and (ii) deliver and/or release all related UCC-3s and other security arrangements related thereto.

      8.10 DOCUMENTS.  Buyer shall receive from Sellers on the Closing Date:

            (a) the Bill of Sale and other appropriate documents conveying to Buyer title to the Purchased Assets free and clear of all Liens except Permitted Liens; and

            (b)   the Assignment and Assumption Agreement.


                                   ARTICLE IX.
                       CONDITIONS TO SELLERS' OBLIGATIONS

            The obligations of Sellers to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Sellers to waive any one or more of such conditions:

      9.1 REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Sellers pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Article IV, in which case, such representations and warranties shall be true and correct without further qualification as to materiality under this Section 9.1) on the date hereof and on the Closing Date (except for changes specifically permitted hereunder or


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
occurring in the ordinary course without breach of this Agreement) as though such representations and warranties were made on the Closing Date.

      9.2 PERFORMANCE OF THIS AGREEMENT. Buyer shall have duly performed or complied in all material respects with all of the obligations to be performed or complied in all material respects with by it under the terms of this Agreement on or prior to the Closing Date.

      9.3 CERTIFICATE OF BUYER. Sellers shall have received a certificate signed by either the chief executive officer or the chief financial officer of Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1 and 9.2 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder and there shall be no personal liability of the party executing the same (except for fraud or bad faith).

      9.4 OPINION OF COUNSEL. Sellers shall have received from Bryan Cave LLP, counsel to Buyer, an opinion of such counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit M.

      9.5 PAYMENT OF PURCHASE PRICE AND ASSUMPTION OF LIABILITIES. Sellers shall receive from Buyer on the Closing Date the Initial Purchase Price to be delivered under Section 2.3 hereof and the Assignment and Assumption Agreement, duly executed by Buyer providing for the assumption of Assumed Liabilities. The Performance Escrow Agent shall receive from Buyer the amount to be delivered to the Performance Escrow Agent under Section 2.7 hereof and, if applicable, the Working Capital Escrow Agent shall receive from Buyer the amount to be delivered to the Working Capital Escrow Agent under Section 2.8.

      9.6 ANCILLARY CONTRACTS. Buyer shall have executed and delivered each of the Ancillary Agreements to which it is a party.

      9.7 CONSENTS. All required consents and approvals from Governments shall have been obtained and all waiting periods required by Law shall have expired, except that the prior approval of, or any other action by, the NJDEP in respect of the transfer of fee title to the New Jersey Property from TRC to Buyer (or its designee) shall not be required as a condition precedent to the Transaction. Specifically, but without limitation, the waiting period specified in the HSR Act, including any acceleration or extensions thereof, shall have expired or been terminated.

      9.8 NO LAWSUITS. No Party hereto shall be under an injunction or other legal restriction which makes unlawful the closing of the Transaction and there shall not be instituted against a Party any litigation or proceeding (i) by any Government that relates to the Transaction or (ii) by any Person that either separately or in the aggregate could reasonably be expected to have a Material Adverse Effect or to prevent the consummation of the Transaction.

      9.9 RELEASES. Buyer shall have obtained from each applicable lender or creditor whose Indebtedness is being discharged at Closing a pay-off letter and a commitment to promptly (i) release or terminate (x) all security interests and
(y) all guaranties or support


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
obligations of Sellers or the Controlling Shareholders securing such Indebtedness and (ii) deliver and/or release all related UCC-3s and other security arrangements related thereto.


                                   ARTICLE X.
                                 INDEMNIFICATION

      10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Parties made in this Agreement or in any exhibit, Schedule, certificate, instrument or document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of two years after the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.1, 3.2, 4.1, 4.2 and 4.3 and, with respect to Income Taxes only, Section 3.10, which representations and warranties shall survive indefinitely; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 10.2 after such applicable survival period with respect to Indemnified Losses as to which the indemnifying party has received notice in accordance with this Article X prior to the expiration of such survival period. All representations and warranties hereunder shall be deemed to be material and, except as otherwise specifically provided herein, relied upon by the Parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such Party or Parties. Solely for purposes of determining whether and to what extent any Party hereunder shall be entitled to indemnification from any other Party pursuant to this Article X, the representations and warranties of the Parties shall be construed without regard to any qualifications as to materiality or Material Adverse Effect or, with respect to the representations and warranties contained in Sections 3.9, 3.14(b)(vi) and 3.15 only, any qualifications as to knowledge, contained therein or applicable thereto, and no Party hereto shall in any action or proceeding for indemnification under this Article X or the Performance Escrow Agreement before any Court assert or interpose any defense or counterclaim that any representation or warranty made by it under this Agreement was so qualified.

      10.2 INDEMNIFICATION.

            (a) Each Seller hereby agrees, jointly and severally, to indemnify and hold Buyer, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses, fines and penalties or costs other than special, indirect or consequential damages ("Losses"), plus reasonable attorneys', environmental consultants, contractors and subcontractors and environmental engineering fees and expenses incurred in connection with Losses and/or enforcement of this Agreement (in all, "Indemnified Losses") incurred or to be incurred by any of them:

                  (i) to the extent resulting from or arising out of, or alleged by a claimant other than the party seeking indemnification (a "Third


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
                        Person") to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement, or in any exhibit, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article X;

                  (ii) to the extent resulting from or arising out of, or alleged by a Third Person to result from or arise out of, any Excluded Liability;

                  (iii) to the extent resulting from or arising out of, or
                        alleged by any Controlling Shareholder or any other present or former stockholder or option holder or partner or member or other equity stakeholder of any Seller (or Person purporting to be such) to result from or arise out of, any action taken by Buyer, including the payment of the Purchase Price and any other amounts payable hereunder, in reliance on the directions of the Sellers' Representative;

                  (iv) to the extent resulting from or arising out of (i) any violation or any Liability under any Environmental Law arising out of any actions or failure to act of Sellers prior to the Interim Balance Sheet Date; (ii) the release of any Hazardous Materials on, under or from any property prior to the Interim Balance Sheet Date arising out of Seller's actions or failure to act; or (iii) the release of any Hazardous Materials on, under or from the Environmental Property prior to the Interim Balance Sheet Date;

                  (v) to the extent resulting from or arising out of the legal proceedings listed on Schedule 10.2(a)(v); and

                  (vi) to the extent resulting from or arising out of any claim, allegation, cause of action, demand, proceeding or notice from any Third Party or from any Government in connection with any Environmental Condition or any alleged violation of, or alleged liability under any Environmental Law referred to in the Environmental Reports and existing prior to the Interim Balance Sheet Date.

            (b) Buyer hereby agrees to indemnify and hold each Seller, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Seller Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them:

                  (i) to the extent resulting from or arising out of, or alleged by a Third Person to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of the Buyer


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
                        contained in this Agreement, or in any exhibit, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article X;

                  (ii) to the extent resulting from or arising out of, or alleged by a Third Person to result from or arise out of, the ownership or operation of the Assets or the Business which is based on or arises out of any act or omission of Buyer occurring from and after the Closing;

                  (iii) to the extent resulting from or arising out of the
                        failure of Buyer to discharge or pay when due any Assumed Liability; and

                  (iv) which result from or arise out of any act, action or omission to act which occurs from and after the Closing Date and relates to the consummation of the Transaction in violation of or without full compliance with the requirements of ISRA or the rules and regulations promulgated thereunder or any claim or determination by the NJDEP or otherwise, that the consummation of the Transaction constitutes a "Triggering Event" under ISRA or the rules and regulations promulgated thereunder, including any and all penalties and fines, which Buyer hereby agrees to pay and/or satisfy.

      10.3 LIMITATIONS ON INDEMNIFICATION.

            (a) Buyer shall not be entitled to recovery for any Indemnified Losses or Environmental Costs under this Agreement until the aggregate amount of such Indemnified Losses and Environmental Costs shall exceed $300,000 (the "Sellers' Basket"), in which event, Buyer may claim indemnification for the amount of such claims in excess of $300,000, and Sellers' obligation hereunder shall not exceed, individually or in the aggregate, the remaining amount of the Performance Escrow Deposit. The foregoing notwithstanding, (i) the limitations on recovery contained in this Section 10.3(a) shall not apply to Buyer Exempt Claims, (ii) only $150,000 of the Sellers' Basket shall apply to (x) claims for indemnification under Section 10.2(a)(i) for breach of the representations contained in
                  Section 3.10(i), (y) claims for indemnification under Sections 10.2(a) (v), (vi), and (vii), (z) requests by Buyer to fund Environmental Costs pursuant to Section 6.7 and (zz) requests by Buyer for payment pursuant to Section 6.12 and (iii) the Sellers' Basket shall not apply to requests by Sellers' Representative to fund Environmental Costs pursuant to Section 6.7(e).

            (b) The amount of any Indemnified Losses suffered by an Indemnified Party under this Agreement (and the amount for which such Party may seek indemnification pursuant to this
                  Article 10 on account of such Indemnified Losses) shall be reduced by the amount, if any, of any insurance recovery received by such Party from any insurance policy maintained by such Party


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
                  or its Affiliates, (x) net of (i) reasonable expenses incurred by such party in obtaining such recovery and (ii) the present value of any insurance premium increase attributable to the claim underlying such recover, including retrospective premium adjustments and (y) without prejudice to any rights of subrogation the insurer may enjoy under such insurance policy.

      10.4 SET-OFF RIGHTS. Buyer shall be entitled to set off any amounts owing by the Sellers to the Buyer Indemnified Parties, or any of them, in respect to Buyer Exempt Claims pursuant to this Article X or otherwise, against any amounts owed to the Sellers by the Buyer.

      10.5 PARTICIPATION IN LITIGATION. Within 20 days after receipt of notice of any claim or demand or the commencement of any action which could give rise to a right of indemnification hereunder, the Party seeking indemnification (the "Indemnified Party") shall give the Party from which its is seeking indemnification (the "Indemnifying Party") notice thereof, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the Indemnified Party may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by such Indemnified Party unless (i) the Indemnifying Party has failed to assume the defense of such action or (ii) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party informs the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Indemnifying Party shall nevertheless have the right to consent to any settlement or compromise of such claim which will result in any payment being made by it or shall reduce the remaining amount of the Sellers' Basket, and the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party).

            In the event that the Indemnifying Party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the the Indemnifying Party asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Parties' expense, subject to the right of the Indemnifying Party to consent to any settlement or compromise of such claim which will result in any payment being made by it or which will reduce the remaining amount of the Sellers' Basket, and assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.


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      10.6 CLAIMS PROCEDURE. In the event from time to time any Indemnified
Party believes that it will suffer any Losses for which an Indemnifying Party is obligated to indemnify it hereunder, it shall promptly notify the Indemnifying Party in writing of the matter, specifying therein the reason why the Indemnified Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state; provided, however, that the right of a person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from the Indemnified Party of the liquidated amount to be indemnified, unless such indemnification is made pursuant to the Performance Escrow Agreement.

      10.7 LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, except for Buyer Exempt Claims and claims relating to fraud (with respect to which the Performance Escrow Deposit shall be a non-exclusive remedy), the liability of the Sellers with respect to any matter in respect of the Transaction or the Purchased Assets or the Business, including any claim for a breach of any representation, warranty, covenant or agreement pursuant to this Agreement or any other instrument shall be limited to the assets of the Performance Escrow Deposit, and no Seller shall have any liability to Buyer after the termination of the Performance Escrow Period (as defined in the Performance Escrow Agreement) (whether such claim is framed in contract or tort or arises hereunder or under any other instrument or document or otherwise at law or in equity) other than in respect to claims made prior to such termination (and liability therefor shall be limited to the remaining amount held in escrow in respect thereof) and other than in respect of Buyer Exempt Claims.


                                   ARTICLE XI.
                             SELLERS' REPRESENTATIVE

      11.1 APPOINTMENT; ACCEPTANCE. By executing this Agreement, each of the Sellers hereby irrevocably constitutes and appoints QGI, or any assignee or successor thereof, acting as hereinafter provided, as its, his or her attorney-in-fact and agent to act in its, his or her name, place and stead in connection with all matters arising from and under this Agreement, the Performance Escrow Agreement and the Working Capital Escrow Agreement (collectively, the "Related Agreements") after the Closing Date (the "Sellers' Representative"), and acknowledges that such appointment is coupled with an interest. By executing this Agreement, QGI hereby (i) accepts his or its appointment and authorization to act as the Sellers' Representative and as attorney-in-fact and agent in accordance with the terms hereof and (ii) agrees to perform his obligations hereunder, and otherwise to comply with this Article XI.

      11.2 AUTHORITY.  Each Seller fully and completely, without restriction:

            (a) agrees to be bound by all notices received or given by, and all agreements and determinations made by, and all documents executed and delivered by


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                  the Sellers' Representative under the Related Agreements after the Closing Date;

            (b)   authorizes the Sellers' Representative, after the Closing Date
                  (i) to assert claims, make demands and commence actions on behalf of the Sellers and under the Related Agreements, (ii) to dispute or to refrain from disputing any claim made by Buyer under the Related Agreements, (iii) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available to the Sellers under, the Related Agreements, and to sign any releases or other documents with respect to such dispute or remedy (and to bind the Sellers s in so doing), (iv) to waive any condition contained in the Related Agreements, (v) to give any and all consents and notices under the Related Agreements, (vi) to give such instructions and do such other things and refrain from doing such things as the Sellers' Representative shall deem appropriate to carry out the provisions of the Related Agreements; and (vii) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to the Sellers' Representative in this Agreement;

            (c) authorizes and directs the Sellers' Representative to receive all payments under the Related Agreements payable to Sellers after the Closing Date on its behalf, to invest such funds pending their disbursement in such manner as the Sellers' Representative in his sole discretion deems appropriate; and to disburse pro rata any payments due to the Sellers under the Related Agreements in accordance with the Sellers instructions.

      11.3 ACTIONS. Each of the Sellers hereby expressly acknowledges and agrees that the Sellers' Representative has the sole and exclusive authority to act on its behalf in respect of all matters arising under or in connection with the Related Agreements after the Closing Date, notwithstanding any dispute or disagreement among them, and that no Seller or Controlling Shareholder thereof shall have any authority to act unilaterally or independently of Sellers' Representative in respect to any such matter. Accordingly, Buyer, Working Capital Escrow Agent and Performance Escrow Agent shall be entitled to rely on any and all actions taken by the Sellers' Representative under the Related Agreements without any liability to, or obligation to inquire of, any of the Sellers or Controlling Shareholders. All notices, counternotices or other instruments or designations delivered by any Seller or Controlling Shareholder to Buyer, Working Capital Escrow Agent or Performance Escrow Agent or any other Person in regard to the Related Agreements shall not be effective unless, but shall be effective if, signed by the Sellers' Representative, and if not, such document shall have no force or effect whatsoever and Buyer, Working Capital Escrow Agent and Performance Escrow Agent and any other Person or entity may proceed without regard to any such document. Buyer, Working Capital Escrow Agent, Performance Escrow Agent and any other Person or entity are hereby expressly authorized to rely on the genuineness of the signature of the Sellers' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Sellers' Representative. Buyer, Working Capital Escrow Agent, Performance Escrow Agent and any


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other Person may act upon the same without any further duty of inquiry as to the genuineness of the writing.

      11.4 EFFECTIVENESS. The authorizations of the Sellers' Representative shall be irrevocable and effective until his rights and obligations under the Related Agreements. terminate by virtue of the termination of all obligations of the Sellers to Buyer and Buyer to Sellers under the Related Agreements.


                                  ARTICLE XII.
                                  MISCELLANEOUS

      12.1 ASSIGNMENT; BINDING AGREEMENT.

            (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any Affiliate(s) of Buyer, so long as such action does not unreasonably delay the Closing or require additional consents to be obtained or filings to be made with Government bodies (other than ministerial consents and filings). Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are Assigned to such Affiliate(s) and shall remain liable to Sellers hereunder notwithstanding any such assignment. Sellers shall assign the Purchased Assets and Assumed Liabilities among SPC and such Affiliate(s) as SPC shall direct at the Closing.

            (b) Neither this Agreement nor any of Sellers' rights or obligations hereunder may be assigned by Sellers without Buyer's prior written consent, except that QGI may, upon prior written notice to SPC, assign its rights and obligations as the Sellers' Representative hereunder to any one of the other Sellers or any subsidiary or Affiliate of QGI in connection with the liquidation or dissolution of QGI.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

      12.2 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

            (a)   by mutual consent of Buyer and Sellers' Representative;

            (b) by either Buyer or Sellers' Representative; if the Closing shall not have occurred on or before December 31, 1998 or such other date, if any, as Buyer and Sellers shall agree upon; provided, however, that if the Closing shall not have occurred on or prior to December 1, 1998, Sellers' Representative may, at its sole option, by written notice to Buyer, request that Closing be delayed until January 10, 1999, in which case, the


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
                  aforementioned date shall be automatically extended to January 10, 1999 and the Closing shall occur, if at all, on such date between January 2, 1999 and January 10, 1999 as shall be selected by Sellers' Representative;

            (c) by Buyer or Sellers' Representative, by notice to the other, if it determines in good faith that the Transaction contemplated hereby has become impossible or unlikely to be consummated by reason of the institution or threat by any Person, Government authority or otherwise, of any litigation, investigation or proceeding;

            (d) by Buyer if (i) any of the conditions in Article IX have not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date or (ii) Sellers have failed or refused (without justification) to close on a Closing Date designated by Buyer in accordance with the terms hereof; or

            (e)   by Sellers' Representative, if (i) any of the conditions in
                  Article VIII have not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement) and Sellers' Representative has not waived such condition on or before the Closing Date or (ii) Buyer has failed or refused (without justification) to close on a Closing Date designated by Sellers' Representative in accordance with terms hereof.

      12.3 MANNER AND EFFECT OF TERMINATION.

            (a) Any action by Buyer to terminate this Agreement and the Transaction contemplated hereby, as provided in Section 12.2 hereof, shall be taken by its Chief Executive Officer. Any such action by Sellers shall be taken by the Sellers' Representative.

            (b) If this Agreement is terminated pursuant to Section 12.2 hereof without fault of either party or breach of this Agreement, all obligations of Sellers and Buyer hereunder shall terminate, without liability of Sellers to Buyer or of Buyer to Sellers. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

            (c) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.


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      12.4 AMENDMENTS. This Agreement may be amended with the approval of the
Board of Directors of Buyer and the partners or appropriately authorized officers (as the case may be) of Sellers at any time before the Closing Date.

      12.5 REMEDIES. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

      12.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties, provided that the Confidentiality Agreement dated June 5, 1998 between Buyer and Sellers shall remain in effect for its intended term and the provisions of Section 2.2 of the Letter of Intent shall be, and hereby are, incorporated herein and made a part hereof and shall be, and hereby are, expressly extended until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

      12.7 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      12.8 HEADINGS; INTERPRETATION. (a) The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

        (b) Whenever used in this Agreement, the words "knowledge", "best knowledge", "known to", "becoming aware of", "are aware of", or other words of similar meaning or effect, as they pertain to the Sellers, means the actual knowledge of the directors and executive officers of Sellers and of the individuals listed on Schedule 12.8 (as to the areas noted thereon).

      12.9 GOVERNING LAW. This Agreement shall be construed and interpreted according to the Laws of the State of New York.

      12.10 PAYMENT OF FEES AND EXPENSES. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees.

      12.11 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered or sent by registered or certified mail, postage prepaid, or by recognized overnight courier and addressed as set forth below:

            (a)   If to Buyer:      Shorewood Packaging Corporation
                                    277 Park Avenue
                                    New York New York 10172
                                    Attention: M. Shore, CEO

                  with a copy to:   Bryan Cave LLP
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention: Peter A. Eisenberg

            (b)   If to Sellers:    Queens Group, Inc.
                                    At the addresses set forth on Schedule 12.11


                  with a copy to:   RUBIN BAUM/LEVIN CONSTANTE & FRIEDMAN

                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Attention: Matthew L. Lifflander



Any such notice by certified or registered mail shall be effective upon receipt and any such notice by recognized overnight courier shall be effective one (1) business day after delivery. Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                         SHOREWOOD PACKAGING CORPORATION

                                         By:   /s/ MARC SHORE
                                            ----------------------------------
                                         Name: Marc Shore
                                              --------------------------------
                                         Title:      CEO/Pres.
                                              --------------------------------


Attest:

/s/ ANDREW SHORE
----------------------------------
Name:   Andrew Shore
     -----------------------------
Title:  Vice President - Secretary
      ----------------------------

                                         QUEENS GROUP, INC.

                                         By:   /s/ LEONARD VEREBAY
                                            ----------------------------------
                                         Name: Leonard Verebay
                                              --------------------------------
                                         Title:      10/30/98 Pres.
                                              --------------------------------


Attest:

  /s/ GERALD SANDERS
----------------------------------
Name: Gerald Sanders
     -----------------------------
Title:      V.P.
      ----------------------------


                                         QUEENS GROUP-WEAVERVILLE, INC.

                                         By:   /s/ LEONARD VEREBAY
                                            ----------------------------------
                                         Name: Leonard Verebay
                                              --------------------------------
                                         Title:      10/30/98 Pres.
                                              --------------------------------


Attest:

  /s/ GERALD SANDERS
----------------------------------
Name: Gerald Sanders
     -----------------------------
Title:      V.P.
      ----------------------------


                                         ALLMOND REALTY CO.

                                         By:   /s/ ERIC KALTMAN
                                            ----------------------------------
                                         Name: Eric Kaltman
                                              --------------------------------
                                         Title:      Partner
                                              --------------------------------


Attest:

  /s/ GERALD SANDERS
----------------------------------
Name: Gerald Sanders
     -----------------------------
Title:      Partner
      ----------------------------

                                         MOUNT HOLLY ENTERPRISES, INC.

                                         By:   /s/ LEONARD VEREBAY
                                            ----------------------------------
                                         Name: Leonard Verebay
                                              --------------------------------
                                         Title:      President
                                              --------------------------------


Attest:

  /s/ ERIC KALTMAN
----------------------------------
Name: Eric Kaltman
     -----------------------------
Title:      C.E.O.
      ----------------------------



                                         TALMADGE REALTY CO.

                                         By:   /s/ MARTIN KALTMAN
                                            ----------------------------------
                                         Name: Martin Kaltman
                                              --------------------------------
                                         Title:      Managing Partner
                                              --------------------------------


Attest:


----------------------------------
Name:
     -----------------------------
Title:
      ----------------------------



                                         BELMONT REALTY CO.

                                         By:   /s/ MARTIN KALTMAN
                                            ----------------------------------
                                         Name: Martin Kaltman
                                              --------------------------------
                                         Title:      Managing Partner
                                              --------------------------------


Attest:


----------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                         WEAVERVILLE REALTY COMPANY LLC

                                         By:   /s/ LEONARD VEREBAY
                                            ----------------------------------
                                         Name: Leonard Verebay
                                              --------------------------------
                                         Title:      Managing Member
                                              --------------------------------


Attest:

 /s/ LEONARD HECHT
----------------------------------
Name: Leonard Hecht
     -----------------------------
Title:      Member
      ----------------------------


                                         SELLERS' REPRESENTATIVE

                                         By:   /s/ LEONARD VEREBAY
                                            ----------------------------------
                                         Name: Leonard Verebay
                                              --------------------------------
                                         Title:      President
                                              --------------------------------

                                TABLE OF EXHIBITS

Exhibit A.................................Amended and Restated Lease Agreement

Exhibit B..........................Form of Assignment and Assumption Agreement

Exhibit C.................................................Form of Bill of Sale

Exhibit D..................................Form of Kaltman Employment Contract

Exhibit E............................................Form of License Agreement

Exhibit F...............................New Jersey Escrow and Lease Agreements

Exhibit G...................................Form of Non-Competition Agreements

Exhibit H.................................Form of Performance Escrow Agreement

Exhibit I...............Form of Stockholders and Registration Rights Agreement

Exhibit J.................................Form of Verebay Employment Agreement

Exhibit K.............................Form of Working Capital Escrow Agreement

Exhibit L................................Form of Opinion of Counsel to Sellers

Exhibit M..................................Form of Opinion of Counsel to Buyer

                               TABLE OF SCHEDULES

Schedule 1.2 ..................................................Excluded Automobiles

Schedule 1.3 ..................................................Excluded Liabilities

Schedule 2.4.............................................................Allocation

Schedule 3.3....................................................Seller's Affiliates

Schedule 3.5...................................................Financial Statements

Schedule 3.6.................................Events Subsequent to November 30, 1997

Schedule 3.7................Inventory Not Usable in the Ordinary Course of Business

Schedule 3.11...........................................Personal Property Not Owned

Schedule 3.12........................Real and Personal Property Leased from Sellers

Schedule 3.13(a)................................... Real Property Leased to Sellers

Schedule 3.13(b)................................Personal Property Leased to Sellers

Schedule 3.13(c)....................................................Liens on Leases

Schedule 3.14.................................................Intellectual Property

Schedule 3.15............Purchased Assets on Consignment or in Possession of Others

Schedule 3.17..................................................Licenses and Permits

Schedule 3.18....................................................Material Contracts

Schedule 3.19.....................................................Required Consents

Schedule 3.21............................................................Litigation

Schedule 3.22........................Officers, Directors, Employees and Consultants

Schedule 3.23...........................................Outside Financial Interests

Schedule 3.24...............Indebtedness to and from Officers, Directors and Others

Schedule 3.26....Labor Agreements, Employee Benefit Plans and Employment Agreements

Schedule 3.27......................................................Terminated Plans

Schedule 3.28......................Overtime, Back Wages, Vacation and Minimum Wages

Schedule 3.29........................................Employment-Related Claims

Schedule 3.31...................................................Labor Disputes

Schedule 3.32........................................................Insurance

Schedule 3.33.......................................................Guarantees

Schedule 3.34...............................................Product Warranties

Schedule 3.35.........................................Product Liability Claims

Schedule 3.36.......................................Product Safety Authorities

Schedule 3.37............................................Environmental Matters

Schedule 3.38....................................................Broker's Fees

Schedule 3.39...................................................Foreign Assets

Schedule 3.43....................................................Bank Accounts

Schedule 3.45..................................................Permitted Liens

Schedule 4.3...........................Resolutions and Authorizations of Buyer

Schedule 5.1...........................Action Since Interim Balance Sheet Date

Schedule 5.1(l)............................................Prohibited Expenses

Schedule 5.8..............................................Financial Statements

Schedule 6.7..........................................Environmental Procedures

Schedule 6.7(c)..............................................Triggering Events

Schedule 10.2(a)(v)..........................................Legal Proceedings

Section 12.8............................................Persons with Knowledge

Section 12.11.............................................Addresses of Sellers

                                  SCHEDULE 1.3



Contracts

1. Agreement between Erwin Moskowitz and Queens dated July 20, 1998

2. Surety Agreement between Queens and Mellon Bank, N.A. dated February 16, 1996

3. Sidrow Contract

4. The BRC Loan

                                  SCHEDULE 6.7

Environmental Procedures

      1. The party to this Agreement who will conduct any environmental compliance, investigation, monitoring, or remediation (hereinafter the "Remediator") shall transmit to the other party (the "Other Party") a copy of any submission to any Government, including, without limitation, work plans, sampling and analysis plans, health and safety plans, quality assurance plans, reports of work completed or in progress, and requests for modification of any previous submittal (together hereafter known as the "Agency Submittals"), to the extent reasonably possible, within a reasonable time in advance of the submission date to allow for the Other Party to have a meaningful opportunity to review and consult with Remediator.

      2. Remediator shall transmit to the Other Party copies of all information discovered or prepared related to any Environmental Condition including, but not limited to, results of soil or groundwater analysis, pumping test results, monitoring results, and consultant reports or correspondence.

      3. The Other Party shall have the right to attend all meetings or significant discussions with any Government agency, consultant or contractor related to any Environmental Condition. To the extent reasonably possible, Remediator shall notify the Other Party of the time and place of the meeting or significant discussion within a reasonable time prior to any such meeting or significant discussion.

      4. The Other Party agrees that it will not make any oral or written communication to any Government agency concerning any Environmental Condition without first obtaining the prior written approval of Remediator or of the Independent Consultant pursuant to the procedures set forth Section 6.7(f). The Other Party further agrees that in any oral or written communication which the Other Party may make to any Government agency or other third party, the Other Party shall not take a position or make a statement which is adverse, contradictory or critical of any position, statement or Agency Submittal of Remediator, without the prior written approval of the Remediator or the Independent Consultant pursuant to the procedures set forth Section 6.7(f).

      5. The Other Party shall have the right to enter the Environmental Properties at all reasonable times, upon reasonable prior notice to Remediator, during regular business hours, for the purpose of observing activities related to the Environmental Condition.

      6. Notwithstanding the rights granted above to the Other Party to participate in, observe, review and comment upon the investigation and remediation of the Environmental Condition, all final decisions with respect to the scope and conduct of such investigation and remediation shall be made by Remediator acting in good faith and in a commercially reasonable manner, and, subject to Remediator's compliance with the Approved Remediation Standard.

      7. In the event that it is ultimately determined that any action taken by the Remediator which was disputed by the other party was not taken in a good faith and commercially reasonable manner, then the Remediator shall bear, or reimburse or indemnify the other party from and against, any and all costs, expenses, losses and damages that result from , arise out of or are attributable to any such action taken, excluding any costs and expenses, including legal fees for filing and prosecuting the Environmental Dispute except as the Independent Consultant may otherwise determine.

                                 SCHEDULE 6.7(c)


Triggering Events

            (A) A letter indicating that the Industrial Site Recovery Act does not apply to this transaction;

            (B) A No Further Action letter approving Seller's negative declaration;

            (C) A letter approving Seller's Remedial Action Workplan as filed with the New Jersey Department of Environmental Protection;

            (D) Remediation Agreement to permit closing to occur prior to compliance with the Industrial Site Recovery Act;

            (E) A letter confirming that Seller qualifies for a de minimis quantity exemption pursuant to N.J.S.A. 13:1K-9.7; or

            (F) Any other approval from the New Jersey Department of Environmental Protection allowed pursuant to the Industrial Site Recovery Act.

                               SCHEDULE 10.2(a)(v)



Legal Proceedings

1. Edward T. McGruder v. Queens Group-Kentucky, Inc.

2. Pamela J. Shepherd v. Queens Group-Indiana, Inc., Queens Group, Inc., Oliver Trucking Corp. and Larry McQueary.

3. Rita Sue Haase, EEOC Charge No. 240981467

4. Gregory Mason, EEOC Charge No. 240981621